UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UNIVERSAL TECHNICAL INSTITUTE, INC.

(Name of Registrant as Specified in its Charter)

N/A

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UNIVERSAL TECHNICAL INSTITUTE, INC.

16220 North Scottsdale Road

Suite 100

Scottsdale, Arizona 85254

(623) 445-9500

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), to be held at 8:00 a.m. local time on Wednesday, February 22, 2012, at our offices located at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

We have attached a notice of meeting and a proxy statement that contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of UTI. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John C. White
John C. White
Chairman of the Board of Directors

January 10, 2012

UNIVERSAL TECHNICAL INSTITUTE, INC.

16220 North Scottsdale Road

Suite 100

Scottsdale, Arizona 85254

(623) 445-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To the holders of common stock of Universal Technical Institute, Inc.:

The 2012 Annual Meeting of Stockholders of Universal Technical Institute, Inc. (the “Company”) will be held at our offices located at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254 on Wednesday, February 22, 2012 at 8:00 a.m. local time for the following purposes:

1. To elect three directors to the Board of Directors to serve for a term of three years or until their respective successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year-ended September 30, 2012.

3. To approve the proposed amendments to our 2003 Incentive Compensation Plan.

4. To consider and act upon such other business as may properly come before the meeting.

Only stockholders of record at the close of business on December 30, 2011 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive offices at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (623) 445-9500.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 22, 2012. The Proxy Statement and UTI’s Annual Report on Form 10-K for fiscal year 2011 are available electronically at http://bnymellon.mobular.net/bnymellon/uti.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

By Order of the Board of Directors,

/s/ Chad A. Freed
Chad A. Freed
Senior Vice President, General Counsel and Secretary

Scottsdale, Arizona

January 10, 2012

UNIVERSAL TECHNICAL INSTITUTE, INC.

16220 North Scottsdale Road

Suite 100

Scottsdale, Arizona 85254

(623) 445-9500

PROXY STATEMENT

Annual Meeting of Stockholders

February 22, 2012

General Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), of proxies for use in voting at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. local time on February 22, 2012 at our offices located at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254, and any adjournment or postponement thereof. On or about January 12, 2012, proxy materials for the Annual Meeting, including this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (the “2011 Annual Report” or the “2011 Form 10-K”), are being made available to stockholders entitled to vote at the annual meeting. The date of this Proxy Statement is January 10, 2012.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement and the 2011 Annual Report, at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If a stockholder would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, such stockholder should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to our stockholders.

We will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of common stock, and normal handling charges may be paid for such forwarding service. We may solicit proxies by mail or by personal interview, telephone and other electronic communication by our officers and other management employees, who will receive no additional compensation for their services.

Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to our Secretary at our executive offices at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254, or by attending the Annual Meeting and voting in person.

At the close of business on December 30, 2011, there were 25,798,409 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Only common stockholders of record on December 30, 2011 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter voted upon. Votes may not be cumulated.

Voting Information

The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. For purposes of the quorum requirement and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote and they count toward the quorum.

Voting without attending the Annual Meeting can be done in the following ways:

•        Internet.    A proxy can be submitted over the Internet to vote shares at the Annual Meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form if a printed set of proxy materials were requested and received.

•        Telephone.    If a printed set of proxy materials were requested and received, a proxy can be submitted over the telephone to vote shares at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials received. If only a Notice of Internet Availability was received, a proxy can be submitted over the telephone to vote shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.

•        Mail.    If a printed set of proxy materials were requested and received, a proxy can be submitted by mail to vote shares at the Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials received.

Submissions of proxy via telephone or internet must be received by 11:59 p.m. Eastern Time on February 21, 2012 in order for the shares to be voted at the Annual Meeting. However a stockholder of record who received a printed copy of the proxy materials may instead mark, sign, date and return the proxy card so that it is received by the Company before the polls close at the Annual Meeting in order for shares to be voted at the Annual Meeting. Stockholders of shares held in street name must comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds the shares.

Brokers, banks or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owners, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012. If a broker, bank or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions, on the other hand, have the same effect as votes against the matter, although abstentions will have no effect on the election of directors because approval of a percentage of shares present or outstanding is not required for that proposal.

Election of Directors.    Our Bylaws provide that in a non-contested election, each director nominee must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. A

“majority of the votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. Accordingly, abstentions will have no effect on the election of a director. Pursuant to our Corporate Governance Guidelines, the Board of Directors expects any director nominee who is an incumbent director and is not re-elected to promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Uninstructed shares are not entitled to vote on the election of directors.

Ratification of the Appointment of the Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Uninstructed shares are entitled to vote on this matter. Abstentions will have the same effect as a vote against ratification of the appointment of our independent registered public accounting firm.

Amendment to the 2003 Incentive Compensation Plan.    The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal to amend our 2003 Incentive Compensation Plan. Abstaining from the voting on this proposal will have the effect of a vote against approval of the amendments to the 2003 Incentive Compensation Plan. Uninstructed shares are not entitled to vote on the amendments to the 2003 Incentive Compensation Plan.

Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of Directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. As of the date of this Proxy Statement, the Board of Directors did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.

Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the Annual Meeting. If you submit a proxy or voting instruction form by Internet, telephone or mail without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors Structure.    Our Board of Directors currently has ten members, the majority of whom are independent directors. The Board of Directors is divided into three classes. Directors in each class serve for three-year terms. At each annual meeting, the term of one class expires. Currently, Messrs. Conrad, Cabito and Blaszkiewicz and Ms. McWaters serve as Class I Directors, Messrs. Penske and White and Ms. Srere serve as Class II Directors and Messrs. Caputo, Paige and Trammell serve as Class III Directors.

Nominees for Election at this Annual Meeting.    The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated Roger S. Penske, John C. White and Linda J. Srere for re-election as Class II Directors, each to serve a three-year term ending in 2015, or until the Director’s successor is duly elected. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Messrs. Penske and White and Ms. Srere as Directors.

The following table and text presents information as of the date of this Proxy Statement concerning the nominees for election as Directors, including in each case their current membership on committees of the Board of Directors, year first elected a Director and principal occupations or affiliations during the last five years, other directorships currently held or held during the past five years and the experiences, qualifications, attributes or skills that each nominee and Director brings to our Board of Directors. We believe that each of the director nominees possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company.

Director Nominees

Name/Title	Age	Board Committees	Elected to UTI Board
Roger S. Penske	74	Nominating and Corporate Governance Committee	2002

John C. White	63	None	1997

Linda J. Srere	56	Compensation Committee (Chair) and Nominating and Corporate Governance Committee	2005

Roger S. Penske	Mr. Penske has served as a Director on our Board of Directors since 2002. Mr. Penske has served as Chairman of the Board of Directors and Chief Executive Officer of Penske Automotive Group, Inc., a publicly-traded automotive retailer, since 1999. Mr. Penske has also been Chairman of the Board of Directors and Chief Executive Officer of Penske Corporation since 1969. Mr. Penske also serves as a director of General Electric Company, a director of Business Leaders for Michigan and vice chairman of Downtown Detroit Partnership. Mr. Penske also served as a director of Internet Brands, Inc. and as a trustee of the Detroit Medical Center during the last five years. Mr. Penske has executive management experience in the automotive industry and experience as a public company director. Mr. Penske brings to the Board of Directors high-level connections to various automotive companies in Detroit and extensive experience in and understanding of the automotive retail industry.

John C. White	Mr. White has served as a Director on our Board of Directors since 1997 and as Chairman of our Board of Directors since October 1, 2005. From October 1, 2003 to September 30, 2005, Mr. White served as our Chief Strategic Planning Officer and Vice Chairman. From April 2002 to September 30, 2003, Mr. White served as our Chief Strategic Planning Officer and Co-Chairman of our Board of Directors. From 1997 to March 2002, Mr. White served as our Chief Strategic Planning Officer and Chairman of our Board of Directors. In the last five years, Mr. White served as a director of Big Fish Games, Inc., a private online casual gaming company. In addition, Mr. White served as the President of Clinton Harley Corporation (which operated under the name Motorcycle Mechanics Institute and Marine Mechanics Institute) from 1977 until it was acquired by UTI in 1998. Prior to 1977, Mr. White was a marketing representative with International Business Machines Corporation. Mr. White was appointed by the Arizona Senate to serve as a member of the Joint Legislative Committee on Private Regionally Accredited Degree Granting Colleges and Universities and Private Nationally Accredited Degree Granting and Vocational Institutions in 1990. He was appointed by the Governor of Arizona to the Arizona State Board for Private Post-secondary Education, where he was a member and Complaint Committee Chairman from 1993-2001. Mr. White received a BS in Engineering from the University of Illinois. Mr. White brings to the Board of Directors experience in the post-secondary technical education services industry and experience involving accreditation issues. Mr. White has assisted with our strategic planning, both as a director and as an employee.

Linda J. Srere	Ms. Srere has served as a Director on our Board of Directors since 2005. Ms. Srere is a marketing and advertising consultant. From January 2000 to November 2001, she served as President of Young & Rubicam Advertising, a worldwide advertising network. From September 1998 to January 2000, Ms. Srere served as Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (“Y&R”). From January 1997 to September 1998, she served as President and CEO of Y&R’s New York office. Ms. Srere joined Y&R in September 1994 as Executive Vice President and Director of Business Development. Ms. Srere served as the Chairman of advertising agency Earle Palmer Brown New York from 1992 to 1994, and served as President of advertising agency Rosenfeld, Sirowitz, Humphrey & Strauss from 1990 to 1992. Ms. Srere is also a director of Electronic Arts Inc. where she serves on its compensation and its nominating and governance committees. Ms. Srere also served as a director of a Quantive, Inc., which was sold to Microsoft in 2007. She received a BA in Psychology from State University of New York at Oswego. Ms. Srere brings to the Board of Directors marketing, strategic and business leadership skills from her career in marketing and advertising.

The Board of Directors recommends that you vote “FOR” each of these nominees.

Continuing Directors.    The terms of Messrs. Caputo, Paige and Trammell are scheduled to end in February 2013 and the terms of Messrs. Conrad, Cabito and Blaszkiewicz and Ms. McWaters are scheduled to end in February 2014.

Conrad A. Conrad, age 65, has served as a Director on our Board of Directors since February 2004. Mr. Conrad was employed with The Dial Corporation from August 2000 to October 2005, where he served as Executive Vice President and Chief Financial Officer. From 1999 to 2000, Mr. Conrad was engaged in a number of personal business ventures, including providing consulting services to Pennzoil-Quaker State Company, which acquired Quaker State Corporation in December 1998. From 1974 to 1998, Mr. Conrad held various positions, most recently Vice Chairman and Chief Financial Officer, with Quaker State Corporation, a leading manufacturer of branded automotive consumer products and services. Mr. Conrad also serves as a director of Fender Musical Instruments Corporation and served as a director of Rural/Metro Corporation until June 30, 2011. Mr. Conrad received an AB in Accounting from The College of William & Mary. As a former chief financial officer for a public company, Mr. Conrad has experience in finance and accounting, particularly as it applies to public companies such as UTI. His prior positions with Pennzoil-Quaker State gave him insight into the automotive products and services market. Mr. Conrad also served as the chairman of the board of Rural/Metro Corporation, which experience aids his service to the Board of Directors. Mr. Conrad qualifies as an audit committee financial expert under SEC guidelines.

Alan E. Cabito, age 63, has served as a Director on our Board of Directors since 2008. Mr. Cabito began his career with Toyota Motor Sales, U.S.A., Inc. in 1971. Over the course of his 36-year tenure at Toyota, Mr. Cabito served in a variety of functional areas including sales, marketing, research, pricing, distribution, logistics, production control and dealer market representation. Most recently, he was Group Vice President, Sales Administration, and an officer of Toyota Motor Sales. Mr. Cabito also served as the President of AirFlite, Toyota’s fixed-base operation located at the Long Beach, California airport. Mr. Cabito retired from Toyota Motor Sales in December 2007. Mr. Cabito received an MBA in Finance from the University of Southern California. Mr. Cabito also serves as a director on the board of New United Motor Manufacturing, Inc. Along with his executive management experience, Mr. Cabito brings to the Board of Directors extensive experience in and knowledge of the automotive manufacturing industry.

Kimberly J. McWaters, age 47, has served as our Chief Executive Officer since October 1, 2003 and as a Director on our Board of Directors since 2005. Ms. McWaters served as our President from 2000 to March 2011 and previously served on our Board of Directors from 2002 to 2003. From 1984 to 2000, Ms. McWaters held several positions with UTI, including Vice President of Marketing and Vice President of Sales and Marketing. Ms. McWaters has also served as a director of Penske Automotive Group, Inc. since December 2004. Ms. McWaters received a BS in Business Administration from the University of Phoenix. As a long-time employee of UTI, Ms. McWaters brings to the Board of Directors an understanding of the organization and experience in the post-secondary technical education services industry. Prior to serving as our President, she was responsible for our sales and marketing. Ms. McWaters also serves on the board of directors of numerous non-profit organizations.

A. Richard Caputo, Jr., age 45, has served as a Director on our Board of Directors since 1997. Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P. He has been an employee of the Jordan Company, L.P. and its predecessors and affiliated entities since 1990. Mr. Caputo is also a Managing Principal of The Jordan Company II, L.P., which manages and is an affiliate of The Resolute Fund II, LP. Since 2007, Mr. Caputo has been a member of Resolute Fund Partners II, LLC, the general partner of The Resolute Fund II, LP. Mr. Caputo is also a director of two public companies, Safety Insurance Group, Inc. and TAL International Group, Inc., and a director of a number of privately-held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University. As a result of these professional and other experiences, Mr. Caputo possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, strategic planning and public company board service that strengthen the Board’s collective knowledge, capabilities and experience.

Dr. Roderick R. Paige, age 78, was appointed as a Director on our Board of Directors in September 2010. Dr. Paige was a founder of the Chartwell Education Group, LLC, an education consulting firm, and served as its Chairman from 2005 to 2009. Dr. Paige has also served as Senior Advisor to Higher Ed Holdings, LLC since 2005. Dr. Paige served as the United States Secretary of Education from 2001 to 2005 and was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars in 2005. Dr. Paige also served as a director of News Corporation during the last five years and was a member of its compensation committee. Dr. Paige also has significant experience in the education industry, including 10 years as the dean of a college of education, 4 years as trustee of a 200,000 student school district and 7.4 years as the Superintendant of Schools of the Houston Independent School District. Dr. Paige received his doctorate and masters in health and physical education from Indiana University and his BS from Jackson State University. Dr. Paige brings to the Board of Directors governmental regulatory experience in the education industry.

Kenneth R. Trammell, age 51, was appointed as a Director on our Board of Directors in June 2011. Mr. Trammell has served as the Chief Financial Officer of Tenneco Inc. since September 2003, having served as the Vice President and Controller from 1999 through 2003 and Corporate Controller from 1997 through 1999. Prior to joining Tenneco in 1996, Mr. Trammell spent 12 years with the international public accounting firm of Arthur Andersen LLP, last serving as a senior manager. Mr. Trammell received a BA in accounting from the University of Houston. Mr. Trammell has significant business experience in the original equipment and aftermarket automotive parts industry for the past 15 years. He also has considerable experience relating to financial reporting, accounting, internal control review and assessments, capital markets transactions, investor relation and operations finance, which he accumulated as a Controller and Chief Financial Officer of Tenneco and as an external auditor for Arthur Andersen. Mr. Trammell qualifies as an audit committee financial expert under SEC guidelines.

David A. Blaszkiewicz, age 43, was appointed as a Director on our Board of Directors in December 2011. Mr. Blaszkiewicz has served as the President of Invest Detroit and its predecessor companies since 2001 and has served as President and Chief Executive Officer of Downtown Detroit Partnership, Inc. since February of 2011. In addition, Mr. Blaszkiewicz currently sits on the board of a number of non-profit organizations, including the Downtown Development Authority and the Michigan Magnet Fund. Mr. Blaszkiewicz also served as the Director of Finance and the Secretary and Treasurer of Detroit Renaissance, Inc. from 1994 through 2001. Mr. Blaszkiewicz received a B.A. in Business from Wayne State University and received his M.B.A. in 1998 from Michigan State University. Mr. Blaszkiewicz brings to the Board significant financial, commercial real estate and development expertise as well as municipal and private investment experience.

Corporate Governance and Related Matters

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management; management runs the company’s day-to-day operations. Our Board of Directors currently consists of ten directors, as described above.

Board Leadership Structure.    Our corporate governance documents provide that our Board of Directors is free to choose the Chairman of the Board in any manner that is in the best interests of UTI. Pursuant to the current Corporate Governance Guidelines adopted by the Board of Directors, the roles of the Chief Executive Officer and Chairman of the Board should be separate. In making leadership structure determinations, our Board of Directors considers many factors. When a vacancy occurs in the office of either the Chairman or the Chief Executive Officer, the Board will consider the specific characteristics and circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the Chief Executive Officer and, if the roles are separate, whether the Chairman should be selected from the independent directors or from management. At this time, each of the positions of Chairman of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in our industry and extensive executive management experience with the Company.

Our Corporate Governance Guidelines call for regular executive sessions of the non-management Directors (those not employed by us). The Board of Directors believes that these regular executive sessions outside of the presence and influence of management ensure that non-management directors have sufficient opportunity to fully and candidly discuss ideas and issues regarding the Company, management’s performance and whether Board operations are satisfactory. The role of presiding director at regular executive sessions of the non-management directors rotates on an annual basis. During fiscal 2010, the chairperson of the Nominating and Corporate Governance Committee presided over executive sessions of the non-management Directors. During fiscal 2011, the chairperson of the Audit Committee served in that role. For fiscal 2012, the chairperson of the Compensation Committee will serve in that role. The Board of Directors believes that rotating the presiding director at the non-management executive sessions annually is the preferable governing approach as it maximizes participation by all non-management directors and fosters an environment in which each non-management director has an equal opportunity to provide direction and influence, while not placing undue burden on any one non-management director.

The Nominating and Governance Committee and the non-management directors have considered the need for, and desirability of, appointment of a permanent lead director. Both the Nominating and Governance Committee and the non-management directors concluded that a permanent independent lead director is not necessary at this time to ensure strong independent Board leadership. In addition, the non-management directors have concluded that effective oversight of the executive officers of the Company and establishment of an agenda that appropriately considers the stockholder perspective can be attained without formal designation of a lead director. This determination will be periodically reviewed by the non-management directors.

“Independent” Directors.    Our Board of Directors has determined that Messrs. Blaszkiewicz, Caputo, Conrad, Cabito, Paige, Penske and Trammell and Ms. Srere qualify as “independent” in accordance with the published listing requirements of the New York Stock Exchange (the “NYSE”). The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the Company, has no material relationships with the Company and has not engaged in various types of business dealings with the Company. An explanation of the independence standard used by our Board of Directors, which standard incorporates the NYSE independence definition, is set forth in the Corporate Governance Guidelines adopted by the Board of Directors and discussed elsewhere in this Proxy Statement. The Board of Directors considers all relevant facts and circumstances in evaluating the independence of its members from management. Immaterial business transactions conducted in the ordinary course of business are not determinative of the issue of independence. As required by the NYSE rules, the Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and has affirmatively determined that each independent director meets the independence standard used by the Board of Directors. In making these determinations, the Board of Directors reviewed and discussed information provided by the Directors and our management with regard to each Director’s business and personal activities as they may relate to us and our management. The Board of Directors also considered each Director’s other relationships that do not involve us or our management such as the employment of UTI graduates in the service departments of automotive dealerships owned by an entity of which one of our Directors is an affiliate.

“Independence” for Audit Committee Members and Audit Committee Financial Expert.    In addition, as required by the NYSE rules, the members of our Audit Committee each qualify as “independent” under special standards established by the SEC for members of audit committees. Our Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Mr. Conrad and Mr. Trammell have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Conrad’s and Mr. Trammell’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Conrad or Mr. Trammell any duties, obligations or liabilities that are greater than those generally imposed on them as members of the Audit Committee and the Board of Directors, and the designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board of Directors.

Board’s Role in Risk Oversight.    The Board of Directors as a whole is responsible for risk management oversight of the Company and in ensuring that management develops sound business strategies. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board’s assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the Board. The full Board of Directors continually evaluates Company risks such as financial risk, legal/compliance risk, operational/strategic risk and fraud risk and addresses individual risk issues with management throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees which are comprised of only independent Board members. In particular, the Audit Committee focuses on enterprise risks and related controls and procedures, including financial reporting, fraud, and regulatory risks. The Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives. The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance and corporate governance principles.

Board Meetings

Our Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board of Directors has delegated various responsibilities and authority to different Board committees as described elsewhere in this Proxy Statement. Committees regularly report on their activities and actions to the full Board of Directors. In addition, the Corporate Governance Guidelines that have been adopted by the Board of Directors and which are discussed elsewhere in this Proxy Statement call for regular executive sessions of the non-management Directors.

In fiscal 2011, the Board of Directors held nine meetings. Each Director attended at least 75% of the Board of Director meetings and meetings of committees on which such Director served during the Director’s tenure as a Director and committee member.

Board Committees and Charters

In accordance with the NYSE Corporate Governance Rules, we currently have three standing Board committees: Audit, Compensation and Nominating and Corporate Governance. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an independent director in accordance with NYSE standards. Each of the Board committees has a written charter approved by the Board of Directors. Copies of each charter are posted on our website at www.uti.edu under the “Investors — Corporate Governance” captions. We will provide copies of our Board committee charters upon request made by writing to us at our principal executive offices at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

The current committee membership is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David A. Blaszkiewicz		✓
Alan E. Cabito	✓		Chair
A. Richard Caputo, Jr.		✓
Conrad A. Conrad	Chair	✓
Roderick R. Paige			✓
Roger S. Penske			✓
Linda J. Srere		Chair	✓
Kenneth R. Trammell	✓

Audit Committee.    Messrs. Cabito and Conrad served as members of our Audit Committee during fiscal 2011. Mr. Caputo served as a member of our Audit Committee until he was replaced by Mr. Trammell on June 28, 2011. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the independence requirements of the NYSE and the SEC. The Audit Committee has the responsibility for overseeing, among other things, our accounting and financial reporting processes, the reliability of our financial statements, the effective evaluation and management of our financial risks, our compliance with laws and regulations, and the effective and efficient audit of our financial statements by a qualified independent registered public accounting firm. The Audit Committee met eight times during fiscal 2011. The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this Proxy Statement.

Compensation Committee.    Messrs. Conrad and Caputo and Ms. Srere served as members of our Compensation Committee during fiscal 2011. Mr. Caputo was appointed to the Compensation Committee on June 28, 2011. Mr. Blaszkiewicz was appointed to the Compensation Committee on December 13, 2011. The Board of Directors has determined that each member of the Compensation Committee satisfies the independence requirements of the NYSE. The primary responsibility of the Compensation Committee is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of our officers. In that regard, the Compensation Committee has the responsibility for, among other things, developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders; recommending compensation and benefit plans to the Board of Directors for approval; reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of the goals and, based on such evaluation, determining the Chief Executive Officer’s compensation; determining the annual total compensation for our Named Executive Officers; approving the grants of equity-based incentives as permitted under our equity-based compensation plans; reviewing and recommending to the Board of Directors compensation for our non-management Directors; and reviewing and recommending employment agreements, severance arrangements and change-in-control plans that provide for benefits upon a change-in-control, or other provisions for our executive officers and directors, to the Board of Directors. The Compensation Committee met seven times during fiscal 2011.

Our Board of Directors has adopted a charter for the Compensation Committee that provides, among other things, that the Compensation Committee may, at its discretion, utilize independent consultants or counsel to assist the Compensation Committee in fulfilling its duties. Pursuant to its written charter, the Compensation Committee has the sole authority to retain or terminate any such consultant or counsel, including sole authority to approve the fees and other retention terms. The Compensation Committee retained Compensia, Inc. (“Compensia”) to assist as independent compensation consultants. For additional information on the role of compensation consultants, please see “Compensation Discussion and Analysis — Role of Compensation Consultants,” which is included elsewhere in the Proxy Statement. Other than as discussed in this Proxy Statement, Compensia did not provide any additional services to us during the 2011 fiscal year.

Nominating and Corporate Governance Committee.    Messrs. Cabito, Paige and Penske and Ms. Srere served as members of our Nominating and Corporate Governance Committee during fiscal 2011. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee has the responsibility for, among other things, identifying individuals qualified to serve as directors of UTI, recommending qualified individuals for election to the Board of Directors at the annual meeting of stockholders; recommending to the Board of Directors those Directors to serve on each of the Board committees, recommending a set of corporate governance guidelines to the Board of Directors, reviewing periodically our Corporate Governance Guidelines and recommending governance issues that should be considered by the Board of Directors, reviewing periodically the Board of Director’s committee structure and operations and the working relationship between each committee and the Board of Directors, and considering, discussing and recommending ways to improve the Board of Director’s effectiveness. The Nominating and Corporate Governance Committee

also reviews and makes recommendations to the Board of Directors regarding the size and the composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with our Bylaws to the attention of our Corporate Secretary at Universal Technical Institute, Inc., 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254. The Nominating and Corporate Governance Committee met five times during fiscal 2011.

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Committee reviews annually with the Board of Directors the composition of the Board of Directors as a whole and recommends, if necessary, measures to be taken so that the Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board of Directors as a whole and contains at least the minimum number of independent directors required by the NYSE and other applicable laws and regulations. The Committee is responsible for ensuring that the composition of the Board of Directors accurately reflects the needs of our business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills.

To fulfill its responsibility to recruit and recommend to the full Board of Directors nominees for election as Directors, the Committee reviews the composition of the Board of Directors to determine the qualifications and areas of expertise needed to further enhance the composition of the Board of Directors and works to attract candidates with those qualifications. In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience and integrity of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board of Directors desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board of Directors and any core competencies or technical expertise necessary to staff committees of the Board of Directors. Directors should have a background and experience in areas important to the operations of the Company, such as business, education, marketing, finance, government or law, and should be individuals of high integrity and independence with substantial accomplishments. The Committee does not assign specific weights to any particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. In connection with each director nomination recommendation, the Committee considers the issue of continuing director tenure and whether the Board of Directors will be exposed to new ideas and viewpoints, and will maintain willingness to critically examine the status quo.

In connection with director nominations, the Committee also considers the nominees’ roles in (i) assisting with our business strategy, (ii) overseeing our efforts in complying with the disclosure requirements of the SEC and the NYSE, (iii) assisting in improving our internal controls and disclosure controls and (iv) overseeing our corporate governance and leadership structure.

The Committee shall consider nominees recommended by stockholders for election to the Board, provided the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the Company’s Bylaws. Pursuant to the Company’s Bylaws, a stockholder may nominate a person for election to the Board by making timely notice in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Company at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper written form, such stockholder’s notice to the Secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected as well as (i) such person’s name, age, business address and residence address, (ii) his or her principal occupation or employment, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a statement as to whether such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for re-election at the next meeting which such person would face re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board, in accordance with the Company’s Corporate Governance Guidelines, and (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to such stockholder (i) the name and address, as they appear on the Company’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner and (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice to the Secretary by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

Board Attendance at Annual Stockholder Meetings

While all Directors are encouraged to attend our annual stockholder meetings, the Board of Directors does not have a formal policy with respect to such attendance. All Directors who, at the time, were serving as members of the Board of Directors attended last year’s annual meeting of stockholders.

Communication with the Board of Directors

Stockholders and other interested parties may communicate with the Chairman of the Board of Directors, the Directors as a group, the non-management Directors as a group or an individual Director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to Universal Technical Institute, Inc., 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

Code of Conduct; Corporate Governance Guidelines

We have a Code of Conduct (including a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (the “Code of Conduct”) that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code of Conduct is posted on our website at www.uti.edu under the “Investors — Corporate Governance” captions.

We will provide a copy of the Code of Conduct upon request made by writing to us at our principal executive offices at 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

As indicated elsewhere in this Proxy Statement, the Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines are posted on our website at www.uti.edu under the “Investors — Corporate Governance — Board of Directors” captions. We will provide a copy of the Corporate Governance Guidelines upon request made by writing to us at our principal executive offices at the address indicated above and on the first page of this Proxy Statement.

Compensation of Non-Management Directors

In fiscal 2011, our non-management Directors received a $35,000 annual retainer. Each non-management Director also received an annual award under our 2003 Incentive Compensation Plan of shares of the Company’s common stock equal to $50,000 on the date of grant. In addition, each non-management Director received reimbursement for out-of-pocket expenses, including travel expense on commercial flights or the equivalent cost of advance purchase first class commercial travel for non-management Directors utilizing private aircraft. Upon election or appointment to the Board of Directors, our new non-management Directors receive a one-time grant of restricted stock awards with a value of $75,000, which are subject to a three-year vesting period.

The chairperson of the Nominating and Corporate Governance Committee will receive an additional annual retainer of $12,000. The chairperson of the Compensation Committee will receive an additional annual retainer of $15,000 and the chairperson of the Audit Committee will receive an additional annual retainer of $20,000. The non-chairperson Directors serving on the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual retainer of $6,000. The non-chairperson Directors serving on the Audit Committee will each receive an additional annual retainer of $8,000. No Director will receive additional compensation for meeting attendance. Directors who are also officers do not receive any separate compensation for serving as directors.

Our non-management Directors are also eligible to participate in a non-qualified deferred compensation plan, which was implemented in April 2010. The Company offers this non-qualified deferred compensation plan to allow the Directors to set aside a portion of their income for retirement on a pre-tax basis. A non-management Director may defer up to 100% of cash Board compensation earned in the calendar year. The non-qualified deferred compensation plan is more fully discussed in the Compensation Discussion and Analysis section included elsewhere in this Proxy Statement.

The following table sets forth a summary of the compensation we paid to our non-management Directors in fiscal year 2011.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David Blaszkiewicz(2)	—	—	—
Alan E. Cabito	55,000	50,007	105,007
Conrad A. Conrad	61,000	50,007	111,007
A. Richard Caputo, Jr.(3)	42,500	50,007	92,507
Roderick R. Paige	41,000	125,007	166,007
Roger S. Penske(4)	41,000	50,007	91,007
Linda J. Srere	56,000	50,007	106,007
Kenneth R. Trammell(5)	10,750	75,001	85,751

(1)

Represents the aggregate grant date fair value of awards issued under the 2003 Incentive Compensation Plan computed in accordance with Accounting Standards Codification issued by the Financial Accounting

Standards Board, Topic 718 (“Topic 718”). Except with respect to Kenneth R. Trammell, the annual grant was based on 2,869 shares at the closing price on February 23, 2011 of $17.43. Messrs. Trammell and Paige were awarded restricted stock. Kenneth R. Trammell’s grant was based on 3,872 shares at closing price on June 28, 2011 of $19.37. Roderick R. Paige’s grant was based on 3,935 shares at a closing price on December 7, 2010 of $19.06.

(2)	Mr. Blaszkiewicz was elected to the Board of Directors effective December 13, 2011. Therefore, he did not receive any compensation for fiscal year 2011.

(3)	Mr. Caputo served as a member of the Audit Committee until he was replaced by Mr. Trammell on June 28, 2011, and was appointed to the Compensation Committee on June 28, 2011.

(4)	Mr. Penske elected to defer $41,000 of fees into the Universal Technical Institute Deferred Compensation Plan.

(5)	Mr. Trammell was elected to the Board of Directors effective June 28, 2011.

We indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We have also entered into agreements with our Directors, contractually obligating us to provide this indemnification to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform an integrated audit of our financial statements for the year ending September 30, 2012 and of our internal control over financial reporting as of September 30, 2012. In taking this action, the Audit Committee considered PricewaterhouseCoopers LLP’s independence with respect to the services to be performed and other factors that the Audit Committee and the Board of Directors believe are advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, it will be considered as a direction to the Audit Committee to consider the selection of a different firm.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid to PricewaterhouseCoopers LLP

As more fully described below, all services to be provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services.

The following table shows the fees that we accrued for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2011 and 2010.

	2011	2010
Audit Fees	$911,444	$915,859
Audit-Related Fees	—	—
Tax Fees	20,000	31,890
All Other Fees	7,800	26,500

Total	$939,244	$974,249

Audit Fees.    Audit fees for the years ended September 30, 2011 and 2010 relate primarily to services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting included in our annual report on Form 10-K and for the limited reviews of the financial information included in our quarterly reports on Form 10-Q. Audit fees for 2010 also include approximately $9,000 relating to agreed-upon procedures related to certain state licensing requirements.

Tax Fees.    Tax fees for the years ended September 30, 2011 and 2010 related primarily to income tax compliance services, including technical and tax advice related to the review of tax returns.

All Other Fees.    This category represents an annual fee paid to PricewaterhouseCoopers LLP for information related to human capital metrics and benchmarking data used by our people services department. Additionally, this amount includes an annual subscription for access to PricewaterhouseCoopers LLP’s online database of accounting guidance issued by various standard-setting bodies.

It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to any appropriate questions from stockholders.

Audit Committee Pre-Approval Procedures for Services Provided by the Independent Registered Public Accounting Firm

Pre-Approval of Audit Services.    The Audit Committee meets with the independent registered public accounting firm prior to the audit to review the planning and staffing of the audit and approve the services to be provided by the independent registered public accounting firm in connection with the audit.

Pre-Approval of Non-Audit Services.    The Audit Committee reviews and approves in advance the retention of the independent registered public accounting firm for any non-audit service that is not prohibited by the Sarbanes-Oxley Act of 2002 (the “Act”), provided, however, that:

(a) permitted non-audit services that account for less than $10,000 shall be deemed to be pre-approved, and

(b) as permitted by Section 302 of the Act, such pre-approval is waived and shall not be required with respect to non-audit services:

(i) that account, in the aggregate, for less than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services are provided;

(ii) that we did not recognize as “non-audit” services at the time of the engagement; and

(iii) that are promptly brought to the attention of, and approved by, the Committee before the completion of the audit (and such approval may be given by the Audit Committee or any member of the Audit Committee).

The Audit Committee may delegate to any one of its members the authority to grant pre-approval of any permitted non-audit services that account for between $10,000 and $20,000 (and except as otherwise provided in a resolution of the Audit Committee adopted hereafter, the Audit Committee shall be deemed to have delegated such authority, such that any one member of the Audit Committee shall have the authority to grant pre-approval of any permitted non-audit services within such dollar limits). The pre-approval of any non-audit services pursuant to delegated authority or deemed approval shall be reported to the full Audit Committee at its next scheduled meeting. Approval of non-audit services to be performed by the independent registered public accounting firm pursuant to clause (b) above will be disclosed by us as required pursuant to Section 202 of the Act in the applicable reports filed with the SEC.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2011

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.uti.edu under the “Investors — Corporate Governance” captions. The Audit Committee met eight times during 2011. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss the Company’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K, any material changes in accounting policies used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the SEC, and the items required to be discussed by AU Section 380, Communication with Audit Committees (“AU 380”), with respect to annual financial statements, and AU Section 722, Interim Financial Information, with respect to quarterly financial statements.

The Audit Committee met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s financial statements, management’s assessment of the Company’s internal control over financial reporting and the significant accounting policies applied by management in the preparation of the Company’s financial statements, as well as any alternative accounting policies. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AU 380.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm such firm’s independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of permitted non-audit services to the Company is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its audit, the evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters required to be discussed by AU 380.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, for filing with the SEC. The Audit Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

The Audit Committee:

Conrad A. Conrad (Chair) Alan E. Cabito Kenneth R. Trammell

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

We maintain the Management 2002 Stock Option Program (the “2002 Plan”) and the 2003 Incentive Compensation Plan (the “2003 Plan”) pursuant to which we may grant equity awards to eligible persons.

Management 2002 Stock Option Program. The 2002 Plan was adopted by our Board of Directors and became effective in April 2002. A maximum of 783,000 shares of common stock may be issued under the 2002 Plan, which is administered by our Compensation Committee.

The 2002 Plan provides for the grant of incentive and non-qualified stock options to our employees and employees of related companies, including officers and management directors, and non-statutory options to other persons providing material services to us or related companies. A non-management director is not eligible to receive an award.

As of September 30, 2011, we had issued 639,310 shares of common stock upon the exercise of options granted under the 2002 Plan. In addition, 50,842 shares of common stock are issuable pursuant to options granted under the 2002 Plan, at a weighted average exercise price of $4.40 per share. We will not make any further grants under the 2002 Plan.

2003 Incentive Compensation Plan. The 2003 Plan was adopted by our Board of Directors and approved by holders of the majority voting power of our voting stock and became effective in December 2003. The 2003 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, performance-based awards and cash bonuses. The 2003 Plan authorizes the issuance of up to 4,430,972 shares of our common stock, subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. See Proposal 3 —Amendment to the 2003 Incentive Compensation Plan for more information regarding the 2003 Plan and our proposal to amend the 2003 Plan.

Awards under the 2003 Plan may be granted to employees, directors, consultants and advisors to the Company or any of our subsidiaries. However, only employees (including officers and directors who are also employees) of the Company or any of our subsidiaries may receive incentive stock options under the 2003 Plan. The 2003 Plan is administered by our Compensation Committee.

As of September 30, 2011, we had issued 391,645 shares of common stock upon the exercise of options granted under the 2003 Plan, at a weighted average exercise price of $19.49 per share. In addition, 1,071,716 shares of common stock are issuable pursuant to currently exercisable options granted under the 2003 Plan, at a weighted average exercise price of $24.81 per share.

As of September 30, 2011, we had granted 2,471,651 shares of restricted stock under the 2003 Plan, of which 502,034 shares have been forfeited, and 1,120,388 shares are still subject to restrictions. During the year ended September 30, 2011, restrictions lapsed with respect to 301,287 shares, of which 102,601 shares were withheld to settle individual participant tax obligations.

As of September 30, 2011, we had awarded 110,591 performance units under the 2003 Plan, of which 18,333 units have forfeited, with a maximum payout of 200%, under the 2003 Plan. During the year ended September 30, 2011, 8,545 performance units vested, of which 2,869 shares were withheld to settle individual participant tax obligations, and 8,531 units were cancelled. Cancellations related to performance units assumed vested at the end of the prior year measurement period which did not actually vest on the subsequent settlement date. As of September 30, 2011, all of such performance units were subject to vesting upon the achievement of specific performance criteria.

The following table summarizes our equity compensation plan information as of September 30, 2011. Information is included for both equity compensation plans approved by the stockholders and equity plans not approved by the stockholders.

Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity compensation plans approved by UTI stockholders	1,165,437	(1)	$23.49	722,189
Equity compensation plans not approved by UTI stockholders	—		—	—

Totals	1,165,437		$23.49	722,189

(1)	Of these shares, options to purchase 50,842 shares were outstanding under the 2002 Plan and options to purchase 1,114,595 shares were outstanding under the 2003 Plan

2003 Employee Stock Purchase Plan.    We sponsor an employee stock purchase plan that permits eligible employees, as defined in the plan, to purchase up to 10% of an employee’s annual base and overtime pay at a price equal to 95% of the fair market value of a share of stock on the last day of the offering period. Our Compensation Committee administers the employee stock purchase plan. The Board of Directors may amend or terminate the plan at its discretion. The employee stock purchase plan complies with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we describe the material components of our executive compensation program for our principal executive officer, principal financial officer, and the three other most-highly compensated individuals who were serving as executive officers of the Company at the end of fiscal 2011. These following five individuals are referred to as the “Named Executive Officers (NEOs)” in this Compensation Discussion and Analysis:

•	Kimberly J. McWaters, Chief Executive Officer and Director;

•	Eugene S. Putnam, Jr., President and Chief Financial Officer;

•	John C. White, Chairman of the Board of Directors;

•	Kenneth J. Cranston, Senior Vice President Admissions; and

•	Chad A. Freed, General Counsel and Senior Vice President Business Development.

The compensation of the NEOs for fiscal 2011 is set forth in the Fiscal 2011 Summary Compensation Table and other tables contained in this Proxy Statement.

Fiscal 2011 in Review

We are the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as measured by total average undergraduate enrollment and graduates.

While our record of positive outcomes (measured from the standpoint of our students and industry partners) remained strong and, as a result, our financial performance during fiscal 2011 was solid (as reflected by continued growth in revenue), as the year progressed, we began to experience a gradual decline in several key financial measures due to the continued volatility in the general economy and growing concerns of prospective students as to the availability of funding for their education in an uncertain job market. This combined with a changing regulatory environment, led us to make several significant modifications to our executive compensation program in response to these developments.

Fiscal 2011 Business Highlights

Even with the uncertainties roiling our industry, fiscal 2011 was a year of notable accomplishment for us on many fronts:

•

The employment rate for our graduates continued to be strong, with 85% of our fiscal 2010 graduates finding employment within one year of their graduation date, an increase from fiscal 2009, when 81% of our graduates were employed within one year of their graduation.[1]

•	Our revenues for the year were $451.9 million, a 3.7% increase from $435.9 million for the prior year.

•	Notwithstanding a significant investment in educational services and facilities, our net income for the year was $27.2 million compared to $28.8 million for the prior year.

•

While our earnings-per-share for the year was $1.10 per diluted share as compared to $1.18 per diluted share for the prior year, the reduction in workforce announced on June 30, 2011, which resulted in severance costs of $4.3 million (pre-tax) impacted earnings per share by approximately 11 cents for fiscal 2011.

[1]

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2009 to September 30, 2010 and October 1, 2008 to September 30, 2009, respectively, excluding graduates not available for employment because of continuing education, military, health, incarceration, death or foreign students. For 2010, UTI had approximately 11,200 total graduates, of which approximately 10,500 were available for employment. Of those graduates available for employment, approximately 8,900 were employed within one year of their graduation date, for a total of 85%. For 2009, UTI had approximately 10,800 total graduates, of which approximately 10,100 were available for employment. Of those graduates available for employment, approximately 8,200 were employed within one year of their graduation date, for a total of 81%.

Fiscal 2011 Compensation Highlights

New regulations issued by the Department of Education in 2010 pertaining to aspects of the administration of Title IV Programs, upon which we rely for a significant portion of our revenues, became effective July 1, 2011. Among other things, these regulations limit our ability to compensate our executives engaged in recruiting or admission activities through incentive compensation arrangements. Given the compliance challenges posed by these regulations and with the for-profit education sector under intense Congressional scrutiny, we expect a significant degree of uncertainty in our industry in the near term.

In response to these developments and in an effort to ensure the continued growth and prosperity of the Company, we took the following significant actions with respect to the compensation of the NEOs in fiscal 2011:

•

In March 2011, in recognition of his successful working relationship with Ms. McWaters and his effective management of our business, Mr. Putnam was promoted to the position of President and Chief Financial Officer. At that time, his base salary and target annual cash incentive award opportunity were increased to recognize his new role and increased responsibilities.

•

In March 2011, to ensure their continued efforts to lead the Company through a period of economic and regulatory uncertainty, and to achieve our retention objectives, the Compensation Committee entered into new employment agreements with Ms. McWaters and Messrs. Putnam and White. These agreements, which were substantially similar to the employment agreements they replaced, encourage the continued employment of these NEOs through March 2014.

•

In March 2011, in response to the pending regulatory restrictions on incentive compensation, the Compensation Committee entered into an employment agreement for the first time with Mr. Cranston in which we agreed, among other things, to provide him with an annual cash award equal to 55% of his annual base salary.

•

In June 2011, in response to our concerns about the challenges posed by the prevailing economic environment and ongoing regulatory development, the Compensation Committee entered into agreements with Ms. McWaters and Mr. Cranston providing for restricted stock awards with multi-year vesting schedules and with Messrs. Putnam and Freed providing for current recognition cash bonuses, future retention cash bonuses and restricted stock awards with multi-year vesting schedules. These awards were intended to reinforce our long-term retention strategy as well as to recognize the extraordinary efforts of these executives in leading our response to the challenges presented by the current business environment.

•

In June 2011, based on its assessment of our financial performance (measured on our consolidated earnings before interest and taxes) for the first half of fiscal 2011, the Compensation Committee, under our annual cash incentive plan, awarded a cash incentive to Mr. Freed in the amount of $81,005. Subsequently, in December 2011, based on his successful completion of assigned individual performance goals for the fiscal year, the Compensation Committee made an additional cash incentive award to Mr. Freed in the amount of $44,000. Accordingly, for fiscal 2011, Mr. Freed received, in the aggregate, a cash incentive award in the amount of $125,005.

•

In September 2011, the Compensation Committee granted long-term incentive compensation in the form of restricted stock awards (“RSAs”) to the NEOs in amounts ranging from 14,577 shares to 72,886 shares. To reinforce our retention objectives as well as to reduce the annual impact of their financial reporting cost, these awards are subject to five-year, rather than our standard four-year, vesting schedules. In addition, reflecting the Compensation Committee’s belief that our prior use of performance unit awards had not created meaningful levels of value for our stockholders and to provide significant incentive value during a difficult economic environment, these equity awards were made entirely in the form of RSAs, rather than a combination of RSAs and performance unit awards.

•

In December 2011, based on its assessment of our financial performance (measured on our consolidated earnings before interest and taxes), the Compensation Committee awarded a cash incentive to Ms. McWaters and Messrs. Putnam and White in amounts equal to 60% of their target award levels. These awards ranged from $169,400 to $334,700.

•	In December 2011, pursuant to the terms of his employment agreement, Mr. Cranston received an annual cash award in the amount of $176,000.

Fiscal 2012 Compensation Program Changes

In addition, consistent with our focus on controlling costs in an uncertain economic and regulatory environment in fiscal 2012 and following a review of prevailing market practices, in September 2011, the Compensation Committee made the following decisions with respect to fiscal 2012 compensation:

•	Maintained the fiscal 2012 base salaries of our NEOs at their fiscal 2011 levels;

•

Decreased the annual cash incentive target percent of our executives (other than Mr. Cranston, per his employment agreement) to their fiscal 2010 level (a reduction of between 5% to 7% for each NEO); and

•

Determined that achievement of the threshold performance level under the annual cash incentive award plan would result in a 20% payment level, rather than the 50% payment level provided under the fiscal 2011 plan.

CEO Compensation

We believe that the success of our business and resulting value for our stockholders is largely dependent on a stable management team led by an individual with the vision to identify our long-term challenges and craft effective responses to enable us to navigate a volatile economic and regulatory environment. Accordingly, the compensation package of our Chief Executive Officer has been designed by the Compensation Committee to support this belief while, at the same time, fulfilling our overall compensation objectives: rewarding sustainable growth as reflected by favorable student outcomes and our financial performance, effective cost management, and consistent operational excellence. To these ends, the fiscal 2011 compensation actions and decisions for our Chief Executive Officer emphasized the following:

•

Supported our belief that compensation should track corporate performance by paying an annual incentive award at 60% of its target level; consistent with our financial results in fiscal 2011 as measured by the key metric by which we gauge our ability to generate sustainable shareholder value; and

•

Reinforced the alignment of her interests with those of our stockholders by providing the opportunity for significant reward in the form of equity compensation if she is able to manage our business effectively over the next several years in a volatile economic and regulatory environment.

Compensation Philosophy and Objectives

Our executive compensation program is driven by our business environment, objectives and outcomes. Consequently, we evaluate the performance of our executives, including the NEOs, based on their management of the Company in the context of current business and economic conditions and our performance relative to our industry peers. Because the NEOs have broad policy-making authority, the Compensation Committee holds them responsible for our financial performance and for upholding our values in a competitive marketplace.

We believe that, in this highly competitive market for top executive talent, it is critical that we provide our executives with incentives to excel, be internally and externally equitable and promote a culture of innovation and results-oriented service for our students and customers while, at the same time, not encouraging undue risk-taking.

We believe an effective executive compensation program rewards the achievement of short-term, long-term and strategic objectives that are closely aligned with the soundness of the Company and the interests of our stockholders and encourages appropriate decision-making regarding the long-term value of the Company. Therefore, we believe that a meaningful portion of each executive’s total direct compensation opportunity should be at risk and payable only if the executive’s performance benefits the interests of our stockholders.

Oversight of the Executive Compensation Program

Role of Compensation Committee

The Compensation Committee of the Board of Directors has responsibility for overseeing the administration and development of our executive compensation program. In fulfilling this responsibility, the Compensation Committee formulates recommendations for the total direct compensation, and each individual element of compensation, of our executives, including the NEOs, for consideration by and approval of the Board of Directors.

In developing these recommendations, the Compensation Committee evaluates the financial and operational performance of the Company and conducts performance reviews of the Chief Executive Officer and Chairman of the Board of Directors, taking into consideration the goals and objectives of our short-term and long-term incentive compensation plans. The Compensation Committee also uses the annual performance reviews of our other executives, as conducted by the Chief Executive Officer or the President, as a significant factor in developing the compensation recommendations for these individuals.

The Compensation Committee also conducts an annual assessment of the competitiveness of our executive compensation program, with the assistance of its compensation consultant, reviewing our executives’ total direct compensation opportunities, while, at the same time, analyzing the competitiveness of each compensation element. The Compensation Committee monitors the overall compensation mix of our executives’ pay by comparing each element to peer group practices to ensure appropriate pay leverage is maintained in the overall compensation package and in equity-based incentives that emphasize the creation of long-term stockholder value.

In the fall of 2010, the Compensation Committee conducted its review of compensation for fiscal 2011, examining the base salary, annual cash incentive opportunity and long-term incentive compensation opportunity of each executive. The Compensation Committee also reviewed the long-term incentive values of our executives again in September 2011 as part of its review and approval of annual equity awards.

Role of Executive Officers

Our Chief Executive Officer, in conjunction with our President, makes recommendations to the Compensation Committee as to the base salaries, target annual cash incentive award opportunities and long-term incentive awards of our executives, including the NEOs (other than herself). These recommendations are based on our analysis of relevant peer company and market survey data, as well as her evaluation of each executive’s performance.

Role of Compensation Consultants

The Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist it in fulfilling its responsibilities and duties. Specifically, Compensia’s engagement encompasses advisory services such as periodic review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and broad-based equity incentive program design, the review of executive agreements and other ad hoc support. In fiscal 2011, Compensia:

•	assisted in updating the compensation peer group which the Compensation Committee used to assess the competitive market for its executive positions;

•	provided advice and analysis with respect to the propriety and competitive value of the long-term incentive awards granted to our executives;

•	provided advice and analysis on our employment and change-in-control agreements; and

•	assisted the Compensation Committee in the development of its long-term incentive compensation strategy.

Compensia works at the direction of, and reports directly to, the Compensation Committee. A representative of the firm attends all Compensation Committee meetings. Compensia does not perform any services for the Company unless directed to do so by the Compensation Committee. Other than the work described above, there are no other material relationships between Compensia and the Company or its executives or directors.

Competitive Positioning

To evaluate the competitiveness of our executive compensation program, we compare each compensation element, as well as the total direct compensation of the NEOs, against the compensation practices of a group of peer companies that is comprised of several of the publicly-traded companies in the for-profit education industry. Because we operate in a relatively small industry sector, many of these companies have larger annual revenues and market capitalization than us. For fiscal 2011, the peer group consisted of the following companies:

Capella Education Corporation	Learning Tree International, Inc.
Career Education Corporation	Lincoln Educational Services Corporation
Corinthian Colleges, Inc.	Nobel Learning Communities, Inc.
DeVry, Inc.	Strayer Education, Inc.
GP Strategies Corporation	The Princeton Review, Inc.
ITT Educational Services, Inc.

We also compile and analyze job-specific compensation survey data prepared from general industry organizations for companies with similar revenues. For fiscal 2011, the compensation surveys used were Mercer’s Benchmark Database and the Salary.com Survey Database. The data drawn from these surveys was averaged with the peer group data to create a composite comparison group (the “Competitive Market Data”).

We use the Competitive Market Data as a guide when making decisions about total direct compensation, as well as individual elements of compensation. Generally, using the data from the 50th and 75th percentiles of total direct compensation as reference points, the Compensation Committee determines the amount of each individual element of compensation for each executive. Since the Competitive Market Data is simply a starting point for the Compensation Committee’s deliberations, which are influenced by several additional factors as described below, the total direct compensation delivered to our executives, as well as the amounts of individual compensation elements, can vary from the 50th and 75th percentiles of such data.

We compare the positioning of our employee benefits annually against the Towers Watson Employer Survey on Purchasing Value in Health Care, which covers approximately 9.2 million U.S. employees. Retirement benefits are evaluated annually against general industry standards, using data from our plan administrators (T. Rowe Price and The Newport Group). Typically, we target the median of this data to maintain competitive levels with respect to each of these benefit areas.

Elements of the Executive Compensation Program

Our executive compensation program is designed around the concept of total direct compensation — that is the combination of base salary, annual cash incentive awards and long-term incentive compensation. In setting the appropriate level of total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that is both competitive and will attract and motivate top talent, while keeping the overall pay levels aligned with stockholder interests and job responsibilities.

The following table sets forth each element of our executive compensation program and the objective of that element:

Compensation Element	Principal Objectives
Base Salary	Fixed compensation element intended to reward core competencies, experience and required skills in senior leadership position.
Annual Cash Incentive Awards	Variable compensation element intended to reward contributions to our short-term business objectives and achievement of individual goals.
Long-Term Incentive Compensation — Restricted Stock	Variable compensation element intended to reward contributions to our long-term success and the achievement of our mission and key business objectives, and each NEO’s commitment to the interests of our stockholders.

Employee Benefits - Health, Life and Disability Benefits	The NEOs participate in employee benefit plans generally available to all our employees, including health, life and disability plans.
Retirement Benefits — Section 401(k) Plan — Non-Qualified Deferred Compensation Plan	The NEOs may participate in the Company’s Section 401(k) plan which is generally available to all our eligible employees. The NEOs also may participate in the Company’s non-qualified deferred compensation plan. The non-qualified deferred compensation plan is designed to provide the NEOs with the opportunity to save adequately for retirement due to the restrictions imposed on their savings limits in the Section 401(k) plan.
Executive Perquisites	Company-paid premiums, executive physicals, additional term-life insurance and the Executive Medical Plan serve as competitive recruiting and retention tools. Given the rigorous demands placed on the NEOs, we have a vested interest in their proactive focus on their health and security.
Post-Employment Compensation	Rewards service and tenure and recognizes the need for financial security for the NEOs when employment ends. Rewards focus on our ongoing needs within the changing landscape of the for-profit education industry.

The overall mix of the aggregate target current compensation for the NEOs is approximately 40% base salary, 25% annual cash incentive awards and 35% long-term incentive compensation. The Compensation Committee believes that the mix of annual cash incentive awards and long-term incentive compensation is well-balanced and achieves our executive compensation objectives. In addition, it has determined that the relationship between performance and incentive plan payouts are within the range of competitive practices as measured each year against the performance of our peer group and the corresponding compensation paid by the peer group companies to their executives.

Components of the Executive Compensation Program

Base Salary

Each year, the Compensation Committee reviews and approves the base salaries of our executives, including the NEOs, using the deliberative process described above. In making base salary adjustments, the Compensation Committee considers our current business environment, the Competitive Market Data and each executive’s past performance, anticipated future contributions, role, responsibilities, skills and experience.

In December 2010, the Compensation Committee assessed the individual performance of the NEOs and approved merit adjustments to their base salaries as follows:

Named Executive Officer	Fiscal 2010 Base Salary	Fiscal 2011 Base Salary	Percentage Adjustment
Ms. McWaters	$633,938	$662,465	4.5%
Mr. Putnam	$329,175	$345,634	5.0%
Mr. White	$533,000	$551,655	3.5%
Mr. Cranston	$275,000	$284,625	3.5%
Mr. Freed	$284,158	$304,049	7.0%

Subsequently, in December 2010, after reviewing the available market data for average executive-level base salary increases, the Compensation Committee further adjusted the base salary of Mr. Putnam by 4.3% to maintain internal equity in base salary levels among our executives. Again, in February 2011, the Compensation Committee adjusted the base salaries of Messrs. Cranston and Freed by 12.4% and 5.3%, respectively, to ensure that their base salaries were at a level that was equitable among their peers. Finally, in March 2011, in conjunction with his promotion to President and Chief Financial Officer, the Compensation Committee adjusted Mr. Putnam’s base salary by 24.8%.

See the Fiscal 2011 Summary Compensation Table for more information about the base salaries paid to the NEOs during fiscal 2011.

Annual Cash Incentive Awards

During fiscal 2011, our executives, including the NEOs, were eligible to earn annual cash incentive awards based on the achievement of specific performance goals for the fiscal year under the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (in the case of Ms. McWaters and Messrs. Putnam and White) and the Leadership Incentive Plan (in the case of Mr. Freed). As set forth in his employment agreement, for fiscal 2011 Mr. Cranston was to receive a guaranteed annual cash award equal to 55% of his annual base salary.

The Compensation Committee approved the following target annual cash incentive award opportunities for fiscal 2011:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity
Ms. McWaters	82%
Mr. Putnam	70	%(1)
Mr. White	66%
Mr. Cranston	55	%(2)
Mr. Freed	55%

(1)	Mr. Putnam’s target annual cash incentive award opportunity was increased from 60% to 70% effective March 7, 2011 as a result of his promotion to President and Chief Financial Officer.

(2)	In March 2011, in response to the pending regulatory restrictions on incentive compensation, the Compensation Committee replaced Mr. Cranston’s annual cash incentive award arrangement so that, for fiscal 2011 and thereafter, we would provide him with an annual cash award equal to 55% of his annual base salary.

With the exception of Mr. Cranston, the annual cash incentive awards of the NEOs (other than Mr. Freed) were to be based on our financial performance as measured by the Company’s consolidated earnings before interest and taxes (“EBIT”) during fiscal 2011. The Compensation Committee selected this performance metric for the annual cash incentive awards because it effectively captured our need to increase revenue and contain costs during fiscal 2011.

The threshold, target and maximum performance levels for this metric, as well as the related award payment levels, for the annual cash incentive awards were as follows:

	Threshold	Target	Maximum
EBIT performance level	$49,000,000	$59,000,000	$64,000,000
Award payment level	50%	100%	125%

Performance between these stated levels was to be interpolated for purposes of determining the corresponding payment level.

In the case of Mr. Freed, his annual cash incentive award was to be based on our financial performance as measured by the Company’s consolidated EBIT during fiscal 2011 (representing 80% of the award opportunity) and his individual performance as measured against the following quantitative and qualitative performance metrics (representing 20% of the award opportunity):

•	compliance with the final negotiated rulemaking standards through cross-functional team leadership, development of appropriate compliance plans and accountability meetings by June 1, 2011;

•	completion of the home office move with minimal employee and business interruption while creating a “Great Place to Work” — worthy environment for employees, customers and other key relationships; and

•	satisfactory department budget management.

For purposes of the fiscal 2011 annual cash incentive awards, EBIT was to be adjusted to exclude the expense associated with the annual cash incentive awards. The payment calculation under the 2003 Incentive Compensation Plan was based on the greater of the annual result or the total of the quarterly results so that it was possible to recover from the poor performance during a specific fiscal quarter and retain an incentive for the subsequent fiscal quarters, thereby enhancing the motivational aspects of the awards. For purposes of the Leadership Incentive Plan, each fiscal quarter was measured separately, and any earned cash incentive award attributable to that fiscal quarter was paid based only on the results for that quarter.

Award Decisions and Analysis

In November 2011, the Compensation Committee determined that the Company’s consolidated EBIT for fiscal 2011 was $51,709,000, which resulted in an award payment of 60% of the target award opportunity for the NEOs participating in the 2003 Incentive Compensation Plan.

In the case of Mr. Freed, who was a participant in the Leadership Incentive Plan, the portion of his annual cash incentive award attributable to the Company’s consolidated EBIT results was payable in semi-annual installments. With respect to the first installment, in June 2011 the Compensation Committee determined that the Company’s consolidated EBIT for the first half of fiscal 2011 was $34,461,000, which resulted in an award payment of 125% of his target award, or the maximum amount. With respect to the second installment, the Compensation Committee determined that the Company’s consolidated EBIT for the second half of fiscal 2011 had not achieved the threshold level, which resulted in no award payment for this installment.

In addition, the Compensation Committee determined that, with respect to the portion of his annual cash incentive award attributable to his individual performance, Mr. Freed had met or exceeded each of his three performance metrics. Consequently, the Compensation Committee awarded Mr. Freed a payment of $44,000 with respect to this portion of his annual cash incentive award.

Special Recognition Bonuses

In addition to the annual cash incentive awards described above the Board of Directors may, upon the recommendation of the Compensation Committee, award cash bonuses to recognize the extraordinary performance or efforts of individual employees, as the Board of Directors may, in its discretion, determine from time to time.

In December 2010, the Board of Directors awarded special recognition bonuses to Messrs. Putnam and Freed in recognition of their leadership efforts that were above and beyond the expected and normal duties of their positions. Mr. Putnam’s award, in the amount of $30,000, was in recognition of his leadership of the Information Technology department in the absence of a Senior Vice President. Mr. Freed’s award, also in the amount of $30,000, was in recognition of his expanded responsibilities and leadership in the successful implementation of the Curriculum Transformation Project.

See the Fiscal 2011 Summary Compensation Table for more information about the annual cash incentive awards and special recognition bonuses of the NEOs for fiscal 2011.

Retention/Recognition Bonus Program

In response to our concerns about the challenges posed by the prevailing economic environment and ongoing regulatory developments, the Compensation Committee entered into agreements with several of our executives, including Ms. McWaters and Messrs. Putnam, Cranston and Freed, as well as other key employees, in June 2011 to reinforce our long-term retention strategy as well as to recognize the extraordinary efforts of these executives and employees in responding to the challenges presented by the current business environment. These “retention and recognition” agreements provided for both current and future cash bonuses and restricted stock awards with multi-year vesting schedules.

In the case of Ms. McWaters, the Compensation Committee granted her a restricted stock award for 34,903 shares of our common stock which would vest in four equal installments on March 7, 2012, January 7, 2013, June 7, 2013, and June 7, 2014. In the case of Messrs. Putnam and Freed, the Compensation Committee awarded them cash bonuses in the amounts of $45,000 and $42,000, respectively, payable on June 24, 2011. The Compensation Committee made the following additional cash and equity awards to these NEOs as follows:

Named Executive Officer	Fiscal 2012 Cash Bonus (1)	Fiscal 2013 Cash Bonus (2)	Restricted Stock Award (Number of shares) (3)
Mr. Putnam	$67,500	$112,500	11,855
Mr. Cranston	$—	$—	4,215
Mr. Freed	$48,000	$80,000	8,430

(1)	This bonus is payable on March 16, 2012 if the NEO is continuously employed with us until that date.

(2)	This bonus is payable on January 18, 2013 if the NEO is continuously employed with us until that date.

(3)	This restricted stock award vests in two equal installments on June 7, 2013 and June 7, 2014.

Long-Term Incentive Compensation

Restricted Stock Awards

In September 2011, the Compensation Committee recommended, and the independent members of the Board of Directors approved, restricted stock awards for the NEOs using the deliberative process described above. In determining the size of these awards, the Compensation Committee considered our current business environment, the Competitive Market Data and each executive’s past performance, anticipated future contributions, role, responsibilities, skills and experience. The size of these awards was also influenced by the

Compensation Committee’s desire to enhance our executive retention objectives, further ownership of our common stock and link rewards to stockholder value creation. These awards are subject to a five-year vesting requirement which represents an increase of one year over the four-year vesting requirement of prior year’s awards. The Compensation Committee decided to extend the vesting requirement for these awards to mitigate their financial reporting impact in the current business environment and enhance our executive retention objectives.

The restricted stock awards granted to the NEOs in September 2011 were as follows:

Named Executive Officer	Number of Shares of Common Stock Underlying Restricted Stock Award	Grant Date Fair Value of Restricted Stock Award
Ms. McWaters	72,886	$999,996
Mr. Putnam	43,732	$600,003
Mr. White	29,155	$400,007
Mr. Cranston	14,577	$199,996
Mr. Freed	14,577	$199,996

See the Fiscal 2011 Grants of Plan Based Awards Table for more information about the restricted stock awards granted to the NEOs during fiscal 2011.

Performance Unit Awards

In fiscal 2009 and fiscal 2010, the Compensation Committee made long-term incentive compensation awards to the then-NEOs in the form of restricted stock and performance unit awards (“PSUs”). These PSUs vest over a three-year performance period based on our total shareholder return (“TSR”) over the performance period as compared against the TSR of a stacked ranking of the Russell 2000 Index at the end of the performance period as follows:

TSR Index Percentile Ranking	0-20th	21st-30th	31st-40th	41st-50th	51st-60th	61st-70th	71st-80th	81st-90th	91st-100th
PSU Payout Percentage	0%	25%	50%	75%	100%	125%	150%	175%	200%

During fiscal 2011, the NEOs had three PSU awards outstanding. The key features of these awards were as follows:

Performance Period	Performance Measure	Measurement Period(s)
October 1, 2009 — September 30, 2012	Relative TSR as measured against the Russell 2000	October 1, 2009 — September 30, 2010 October 1, 2009 — September 30, 2011 October 1, 2009 — September 30, 2012
October 1, 2010 — September 30, 2013	Relative TSR as measured against the Russell 2000	October 1, 2010 — September 30, 2013

In November 2011, the NEOs received payouts with respect to the PSU awards that were granted in September 2009 for the one-year performance period ending September 30, 2011. These awards were paid at 25% of the target number of shares initially awarded based on our actual ranking relative to the TSR index percentile ranking for the performance period. The final award payments to the NEOs were:

Named Executive Officer	Target Number of Shares Awarded	Actual Number of Shares Awarded
Ms. McWaters	3,140	785
Mr. Putnam	1,413	353
Mr. White	1,256	314
Mr. Freed	628	157

Equity Award Grant Policy

Pursuant to our equity award grant policy, we grant equity awards upon the recommendation of the Compensation Committee and with the approval from the independent members of the Board of Directors. Awards to newly-hired or promoted executives who are eligible to receive stock awards are proposed for approval at the Board of Directors’ next regularly-scheduled meeting following the executive’s hire or promotion. Award timing is applied consistently. Typically, our annual equity awards are granted in September. Equity award levels are based on market data and vary among participants based on their positions within the Company and, for fiscal 2011, were granted at the Board of Directors’ regularly-scheduled September meeting.

Employee Benefits and Executive Perquisites

We offer all eligible employees, including the NEOs, a health and welfare benefits package which includes coverage for medical, dental, disability, life, accidental death and dismemberment, vision, flexible spending, education assistance, employee assistance and business travel accident. The NEOs participate in these benefit arrangements on the same basis as all eligible employees.

We design our employee benefits package to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits package as needed based upon regular monitoring of applicable laws and practices and the competitive market.

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We provide limited perquisites, such as Company-paid premiums for medical, dental, disability, accidental death and dismemberment and vision coverage, executive physicals, additional term-life insurance and the Executive Medical Plan, to certain executives, including the NEOs. Based on its review of the Competitive Market Data, the Compensation Committee believes that perquisite levels provided to our executives are less than those provided by comparable companies.

Retirement Benefits

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Internal Revenue Code, which is generally available to all employees, including the NEOs, to assist them in saving for retirement. Under this plan, a participant may contribute a maximum of 50% of his or her pre-tax base salary (up to the statutorily-prescribed annual limit). In the discretion of the Board of Directors, we may make discretionary matching and/or profit-sharing contributions into the plan for eligible employees. Currently, we match 50 cents on each dollar saved up to the first 5% of eligible compensation contributed to the plan after the first year of employment. A five-year vesting schedule applies to all of our matching contributions. A participant is considered fully vested in our matching contributions after he or she has completed five years of service with the Company.

Our executives, including the NEOs, are also eligible to participate in a non-qualified deferred compensation plan, which was implemented in April 2010. We offer this plan to allow participants to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Section 401(k) plan. A participant employed for at least one year is eligible for an incentive matching contribution equal to 50% of his or her plan contributions, up to the maximum “matchable” compensation equivalent to 5% of base salary. A five-year vesting schedule applies to all Company’s matching contributions. Of the NEOs, Ms. McWaters and Messrs. Putnam, Cranston and Freed participated in the non-qualified deferred compensation plan during fiscal 2011.

We view these retirement benefits as a key component of our executive compensation program because they encourage long-term service by our executives.

Employment Agreements

We have entered into employment agreements with each of the NEOs (other than Mr. Freed). Each of these agreements provides for “at will” employment and sets forth the initial compensation arrangements for the NEO, including an initial base salary, an annual cash incentive award opportunity (other than for Mr. Cranston), a recommendation for an initial equity award and standard employee benefit plan participation. These employment agreements also restrict the NEO’s disclosure and use of our confidential information, as defined in the agreement, and prohibit the NEO from competing with us for a period of 24 months following a termination of employment.

The current versions of these agreements were entered into in March 2011, and superseded the NEOs’ previous employment agreements. Generally, these agreements specify each individual’s position within the Company, provide for an initial three-year term and specify his or her current base salary, which is subject to annual increases at the discretion of the Board of Directors (or, in the case of Mr. Cranston, the Chief Executive Officer). In addition, these agreements specify that each NEO is eligible to receive certain perquisites, including reimbursement of expenses, health, short-term and long-term disability, pension and life insurance benefits and such other perquisites and benefits as established from time to time in the sole discretion of the Board of Directors. Under his employment agreement, Mr. Cranston is entitled to an annual cash award equal to 55% of his annual base salary.

These employment agreements also provide for certain protections in the event that the employment of the NEO is terminated under specified circumstances, including following a change in control of the Company. These protections are discussed in more detail in the “Severance and Change-in-Control Protection” section below.

We believe that these employment agreements are an important retention tool, and incent the NEOs to maintain continued focus and dedication to their assigned duties and to maximize stockholder value. The terms and conditions of these agreements were determined after review by the Compensation Committee of our retention objectives for each NEO, as well as analysis of relevant market data and as a result of individual negotiations with each NEO.

Post-Employment Compensation

Ms. McWaters and Messrs. Putnam, White and Cranston

Each of the employment agreements with the NEOs (other than Mr. Freed) provides for the payment of severance compensation and benefits under certain circumstances, such as in the event that the employment of the NEO is terminated by us without “cause” or by the NEO for “good reason” (as these terms are defined in the agreements), whether or not in connection with a change in control of the Company. The death or disability of the NEO also triggers severance compensation and benefits. While the details of these agreements vary, generally each provides for a continuation of base salary payments for a specified period following a termination of employment.

In addition, the agreement with Mr. White provides that if his employment is terminated without cause or he terminates his employment for good reason, his medical benefits will continue through age 65.

As a precondition to our payment of any severance compensation or benefits, an NEO must execute a waiver and release of claims.

Mr. Freed

We have entered into a change-in-control agreement with Mr. Freed. This agreement is intended to facilitate our ability to retain his services in a competitive marketplace that commonly offers such protections.

This agreement provides that if Mr. Freed’s employment is terminated by us without cause or he terminates his employment for good reason within one year of a change-in-control of the Company, he will receive base salary payments for a specified period following the date of termination and a prorated annual cash incentive award. Mr. Freed is also entitled to receive 12 months of paid health benefits continuation and outplacement services.

In addition, Mr. Freed’s agreement provides that as a precondition to our payment of any severance compensation or benefits, he must execute a waiver and release of claims.

Analysis of Protections

We believe that these protections are necessary to induce these individuals to forego other opportunities or leave their current employment for the uncertainty of a demanding position in a new and unfamiliar organization and also help from a retention standpoint. We also believe that these arrangements help the NEOs maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

For more information on these protections, and the estimated severance compensation and benefits payable thereunder, see the tables under the heading “Potential Payments upon Termination or Change-in-Control.”

Tax Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct non-performance based compensation in excess of $1 million that we pay to certain of our executive officers. The Compensation Committee intends for all incentive compensation paid to the NEOs to be deductible for federal income tax purposes to the greatest extent possible. In certain situations, however, the Compensation Committee may determine that the amount of the income tax deduction lost is less important than appropriate design and delivery of compensation to our executive officers.

Our 2003 Incentive Compensation Plan, which was approved by our stockholders, permits the award of stock options, performance shares, performance units, stock appreciation rights, performance-based awards and cash bonuses that qualify as “performance-based compensation” and, therefore, are fully deductible under Section 162(m).

In determining equity awards for fiscal 2011, we generally considered the potential expense of those awards under generally accepted accounting principles and their impact on our earnings-per-share. We concluded that the award levels were in the best interests of our stockholders given competitive compensation practices among our peer group, the awards’ potential compensation expense, our performance and the impact of the awards on employee motivation and retention.

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we, or a successor, may forfeit an income tax deduction on the amounts subject to this additional tax. We did not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2011 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with the payments or benefits in connection with a change in control of the Company.

Compensation-Related Risk

The Compensation Committee believes that our compensation policies and practices as generally applicable to the Company’s employees do not encourage excessive and unnecessary risk-taking, and that the level of risk that the policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks

Ms. Srere and Messrs. Conrad and Caputo served as members of our Compensation Committee during fiscal 2011. Mr. Caputo was appointed to the Compensation Committee on June 28, 2011. Mr. Blaszkiewicz was appointed to the Compensation Committee on December 13, 2011. None of these Directors was an executive officer or otherwise an employee of UTI before or during such service, and no executive officer of UTI served on any other company’s compensation committee.

Fiscal 2011 Summary Compensation Table

The following table summarizes the compensation paid during the last three fiscal year[s] (as applicable) to our Chief Executive Officer, our President and Chief Financial Officer, our Chairman of the Board and our two other most highly compensated executive officers, who we refer to collectively as the “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Kimberly J. McWaters Chief Executive Officer and Director	2011 2010 2009	658,868 629,758 599,659	— — —		1,662,455 999,992 1,000,012	— — —	334,700 563,300 317,400	65,998 55,670 31,830	(3)	2,722,021 2,248,720 1,948,901

Eugene S. Putnam, Jr.(4) President and Chief Financial Officer	2011 2010 2009	406,803 327,005 311,694	— — —		975,007 449,995 450,019	— — —	244,400 185,800 123,200	58,938 126,515 119,139	(5)	1,685,148 1,089,315 1,004,052

John C. White Chairman of the Board	2011 2010 2009	549,759 530,556 511,683	— — —		400,007 400,008 399,982	— — —	224,900 379,800 216,900	35,686 34,783 37,069	(6)	1,210,352 1,345,147 1,165,634

Kenneth J. Cranston Senior Vice President Admissions	2011	304,736	176,000	(7)	279,997	—	—	164,474	(8)	925,207

Chad A. Freed General Counsel and Senior Vice President Business Development	2011	310,444	—		359,998	—	197,005	50,578	(9)	918,025

(1)	The amounts reported in this column represent the aggregate grant date fair value of awards of the restricted stock awards granted to the NEOs in each covered fiscal year and does not reflect whether the recipient has actually realized a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2011.

(2)	The amounts reported in this column represent, with respect to Ms. McWaters, and Messrs. Putnam and White, amounts earned under the 2003 Incentive Compensation Plan. With respect to the other NEOs, the amounts reported represent amounts earned under our Leadership Incentive Plan for fiscal 2011. The amounts reported also include a recognition bonus of $30,000 and a recognition/retention bonus of $45,000 for Mr. Putnam, and a recognition bonus of $30,000 and a recognition/retention bonus of $42,000 for Mr. Freed.

(3)	The amount reported in this column for fiscal 2011 represents $23,140 in medical premiums, $1,688 in dental premiums, $204 in vision premiums, $1,336 in disability premiums and $1,077 in life insurance premiums. This amount also includes a $240 parking fee, $1,149 group-term life insurance imputed income, $9,996 ArmadaCare medical reimbursement benefits and premiums, $5,881 contributed on a matching basis pursuant to the terms of the Section 401(k) plan and $21,287 contributed on a matching basis pursuant to the terms of our non-qualified deferred compensation plan.

(4)	On March 7, 2011, Mr. Putnam was promoted to President and Chief Financial Officer of the Company. He reports directly to Ms. McWaters, our Chief Executive Officer.

(5)	The amount reported in this column for fiscal 2011 represents $23,140 in medical premiums, $1,688 in dental premiums, $204 in vision premiums, $1,336 in disability premiums and $1,077 in life insurance premiums. This amount also includes a $240 parking fee, $1,762 group-term life insurance imputed income, $9,996 ArmadaCare medical reimbursement benefits and premiums, $1,782 for an executive physical, $5,042 contributed on a matching basis pursuant to the terms of the Section 401(k) plan, and $12,671 contributed on a matching basis pursuant to the terms of our non-qualified deferred compensation plan.

(6)	The amount reported in this column for fiscal 2011 represents $16,472 in medical premiums, $994 in dental premiums, $126 in vision premiums, $1,336 in disability premiums and $1,077 in life insurance premiums. This amount also includes a $240 parking fee, $5,056 group-term life insurance imputed income, $6,141 in ArmadaCare medical reimbursement benefits and premiums, and $4,244 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

(7)	The amount reported in this column for fiscal 2011 represents a cash award paid to Mr. Cranston per his Employment Agreement.

(8)	The amount reported in this column for fiscal 2011 represents $23,140 in medical premiums, $1,688 in dental premiums, $204 in vision premiums, $1,336 in disability premiums and $1,077 in life insurance premiums. This amount also includes a $240 parking fee, $1,149 group-term life insurance imputed income, $9,996 ArmadaCare medical reimbursement benefits and premiums, $4,647 contributed on a matching basis pursuant to the terms of the Section 401(k) plan, $6,138 contributed on a matching basis pursuant to the terms of our non-qualified deferred compensation plan, $111,875 in relocation costs and $2,984 for an executive physical.

(9)	The amount reported in this column for fiscal 2011 represents $21,857 in medical premiums, $1,554 in dental premiums, $189 in vision premiums, $1,336 in disability premiums and $1,077 in life insurance premiums. This amount also includes a $240 parking fee, $690 group-term life insurance imputed income, $9,388 ArmadaCare medical reimbursement benefits and premiums, $4,159 contributed on a matching basis pursuant to the terms of the Section 401(k) plan, and $10,088 contributed on a matching basis pursuant to the terms of our non-qualified deferred compensation plan.

Fiscal 2011 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards to the NEOs in fiscal 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kimberly J. McWaters		271,611	543,221	679,026
	Jun 7, 2011							34,903		662,459
	Sep 20, 2011							72,886		999,996

Eugene S. Putnam, Jr.		157,500	315,000	393,750
	Mar 7, 2011							8,581		149,996
	Jun 7, 2011							11,855		225,008
	Sep 20, 2011							43,732		600,003

John C. White		182,046	364,092	455,115
	Sep 20, 2011							29,155		400,007

Kenneth J. Cranston	Jun 7, 2011							4,215		80,001
	Sep 20, 2011							14,577		199,996

Chad A. Freed	Jun 7, 2011							8,430		160,001
	Sep 20, 2011							14,577		199,996

(1)	The amounts reported represent the dollar value of the estimated possible payout upon satisfaction of the conditions subject to the non-equity incentive plan awards granted to the NEOs in fiscal 2011. The amounts actually earned in fiscal 2011 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Awards included within these columns are discussed under the heading “Components of the Executive Compensation Program — Annual Incentive Plan” within the Compensation Discussion and Analysis set forth elsewhere in this Proxy Statement.

(2)	The amounts reported are the total estimated fair value of the award on the date of grant calculated based on accounting principles generally required in the United States and does not include an estimate for forfeitures.

In fiscal 2011, each of the NEOs received his or her regular equity award in the form of restricted shares. The restrictions on the shares of restricted stock granted in September 2011 lapse at a rate of 20% each year for five years. Recipients of restricted stock, including NEOs, are considered stockholders with respect to all such shares of restricted stock and have all of the rights of a stockholder in the Company with respect to the restricted shares (e.g., they may vote the shares at any meeting of our stockholders). However, recipients have no rights to any dividends declared with respect to the restricted shares until the restrictions on such shares lapse and may not sell or transfer the shares until they vest.

All restrictions on the restricted shares lapse upon death, disability, termination of employment without cause within one year following a change-in-control of the Company or termination of employment by the recipient for good reason. “Good reason” means a material reduction in the Named Executive Officer’s authority, perquisites, position or responsibilities (other than such a reduction which affects all of our senior executives on a substantially equal or proportionate basis), or a requirement that the NEO relocate greater than 50 miles from his or her current primary work location. “Cause” includes, but is not limited to, the following: (i) conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a finding by a majority of the Board of Directors of fraud, embezzlement or conversion of the Company’s property; (iii) conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances; (iv) an administrative or judicial determination of fraud or any other violation of law involving federal, state or local government funds; and (v) a finding by a majority of the Board of Directors of a knowing breach of any of fiduciary duties to the Company or the Company’s stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The following table sets forth certain information regarding all outstanding equity awards for each of the NEOs, as of September 30, 2011. The values reported in the table have not been, and may never be, realized. The stock options reported in the table may never be exercised and the value, if any, will depend on the market price of our common stock on the exercise date. In addition, the restricted stock awards are subject to forfeiture and the value realized, if any, will depend on the market price of our common stock on the date an NEO sells those shares once the restrictions have lapsed. The performance units will only vest upon achievement of certain performance criteria and the value realized, if any, will depend on the market price of our common stock on the date an NEO sells these shares once the units vest.

		Option Awards						Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights Held That Have Not Vested ($)
Kimberly J. McWaters
	Apr 02, 2002	50,842				$4.40	Apr 02, 2012
	Dec 17, 2003	157,240				$20.50	Dec 17, 2013
	Feb 16, 2005	65,000				$38.46	Feb 16, 2015
	Jun 15, 2006	52,500				$23.25	Jun 15, 2016
	Feb 28, 2007	9,300				$23.63	Feb 28, 2017
	Jun 03, 2008	29,475	9,825	(2)		$12.75	Jun 03, 2015	15,375	(3)	$208,946
	Sep 15, 2009							19,251	(6)	$261,621	6,033	(7)	$81,988
	Sep 14, 2010							31,460	(12)	$427,541	9,225	(13)	$125,368
	Jun 7, 2011							34,903	(15)	$474,332
	Sep 20, 2011							72,886	(17)	$990,521

Eugene S. Putnam, Jr.
	Aug 11, 2008	17,185	5,729	(4)		$15.79	Aug 11, 2015	2,534	(5)	$34,437
	Sep 15, 2009							8,663	(6)	$117,730	2,716	(8)	$36,910
	Sep 14, 2010							14,157	(12)	$192,394	4,151	(13)	$56,412
	Mar 7, 2011							8,581	(14)	$116,616
	Jun 7, 2011							11,855	(16)	$161,109
	Sep 20, 2011							43,732	(17)	$594,318

John C. White
	Dec 17, 2003	102,241				$20.50	Dec 17, 2013
	Feb 16, 2005	35,000				$38.46	Feb 16, 2015
	Jun 15, 2006	24,500				$23.25	Jun 15, 2016
	Feb 28, 2007	7,400				$23.63	Feb 28, 2017
	Jun 03, 2008	11,775	3,925	(2)		$12.75	Jun 03, 2015	6,150	(3)	$83,579
	Sep 15, 2009							7,700	(6)	$104,643	2,413	(9)	$32,793
	Sep 14, 2010							12,585	(12)	$171,030	3,690	(13)	$50,147
	Sep 20, 2011							29,155	(17)	$396,216

Kenneth J. Cranston
	Dec 8, 2009							3,482	(11)	$47,320
	Sep 14, 2010							6,880	(12)	$93,499	1,845	(13)	$25,074
	Jun 7, 2011							4,215	(16)	$57,282
	Sep 20, 2011							14,577	(17)	$198,101

Chad A. Freed
	Mar 15, 2004	15,000				$38.79	Mar 15, 2014
	Feb 16, 2005	12,000				$38.46	Feb 16, 2015
	Jun 15, 2006	11,000				$23.25	Jun 15, 2016
	Feb 28, 2007	2,800				$23.63	Feb 28, 2017
	Dec 11, 2007							750	(1)	$10,193
	Jun 03, 2008	12,950	6,475	(2)		$12.75	Jun 03, 2015	2,300	(3)	$31,257
	Sep 15, 2009							3,850	(6)	$52,322	1,207	(10)	$16,403
	Sep 14, 2010							6,292	(12)	$85,508	1,845	(13)	$25,074
	Jun 7, 2011							8,430	(16)	$114,564
	Sep 20, 2011							14,577	(17)	$198,101

(1)	The restricted stock award was granted on December 11, 2007. Assuming continued employment with the Company, the remaining 25% of the granted shares will vest on December 11, 2011.

(2)	The stock option was granted on June 3, 2008. Assuming continued employment with the Company, 25% of the granted options will become exercisable on June 3, 2012.

(3)	The restricted stock award was granted on June 3, 2008. Assuming continued employment with the Company, 25% of the granted shares will vest on June 3, 2012.

(4)	The stock option was granted on August 11, 2008. Assuming continued employment with the Company, 25% of the granted options will become exercisable on August 11, 2012.

(5)	The restricted stock award was granted on August 11, 2008. Assuming continued employment with the Company, 25% of the granted shares will vest on August 11, 2012.

(6)	The restricted stock award was granted on September 15, 2009. Assuming continued employment with the Company, 25% of the granted shares will vest on September 15 of each of 2012 and 2013.

(7)	The performance units were granted on September 15, 2009. Assuming continued employment with the Company, 33.3% of the granted value will vest on November 15 of each of 2011 and 2012, subject to performance criteria with a vesting range of 0% to 200%. On October 31, 2011, the Compensation Committee met and determined that the second tranche will be paid out at 25%. Thus, for Ms. McWaters, 785 of the units included within this amount vested subsequent to our fiscal year end.

(8)	The performance units were granted on September 15, 2009. Assuming continued employment with the Company, 33.3% of the granted value will vest on November 15 of each of 2011 and 2012, subject to performance criteria with a vesting range of 0% to 200%. On October 31, 2011, the Compensation Committee met and determined that the second tranche will be paid out at 25%. Thus, for Mr. Putnam, 353 of the units included within this amount vested subsequent to our fiscal year end.

(9)	The performance units were granted on September 15, 2009. Assuming continued employment with the Company, 33.3% of the granted value will vest on November 15 of each of 2011 and 2012, subject to performance criteria with a vesting range of 0% to 200%. On October 31, 2011, the Compensation Committee met and determined that the second tranche will be paid out at 25%. Thus, for Mr. White, 314 of the units included within this amount vested subsequent to our fiscal year end.

(10)	The performance units were granted on September 15, 2009. Assuming continued employment with the Company, 33.3% of the granted value will vest on November 15 of each of 2011 and 2012, subject to performance criteria with a vesting range of 0% to 200%. On October 31, 2011, the Compensation Committee met and determined that the second tranche will be paid out at 25%. Thus, for Mr. Freed, 157 of the units included within this amount vested subsequent to our fiscal year end.

(11)	The restricted stock award was granted on December 8, 2009. Assuming continued employment with the Company, 25% of the granted shares will vest on December 8 of each of 2011, 2012 and 2013.

(12)	The restricted stock award was granted on September 14, 2010. Assuming continued employment with the Company, 25% of the granted shares will vest on September 15 of each of 2012, 2013 and 2014.

(13)	The performance units were granted on September 14, 2010. Assuming continued employment with the Company, 100% of the granted value will vest on November 15, 2013, subject to performance criteria with a vesting range of 0% to 200%.

(14)	The restricted stock award was granted on March 7, 2011. Assuming continued employment with the Company, 25% of the granted shares will vest on March 7 of each of 2012, 2013, 2014 and 2015.

(15)	The restricted stock award was granted on June 7, 2011. Assuming continued employment with the Company, 25% of the granted shares will vest on March 7, 2012, January 7, 2013, and June 7 of each of 2013 and 2014.

(16)	The restricted stock award was granted on June 7, 2011. Assuming continued employment with the Company, 50% of the granted shares will vest on June 7 of each of 2013 and 2014.

(17)	The restricted stock award was granted on September 20, 2011. Assuming continued employment with the Company, 20% of the granted shares will vest on September 20 of each of 2012, 2013, 2014, 2015 and 2016.

Fiscal 2011 Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the stock options exercised by the NEOs and restricted stock awards that vested during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kimberly J. McWaters	155,000	2,350,352	41,177	685,524
Eugene S. Putnam, Jr.	—	—	12,389	188,866
John C. White	—	—	18,035	302,992
Kenneth J. Cranston	—	—	3,452	56,076
Chad A. Freed	—	—	8,630	145,628

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Represents the market value of our common stock on the vesting date, multiplied by the number of shares of common stock that vested.

Fiscal 2011 Non-Qualified Deferred Compensation Table

The following table sets forth the vested account balances of the NEO under our non-qualified deferred compensation plan for the fiscal year ended September 30, 2011. Details of the plan are included under the heading of “— Components of the Executive Compensation Program — Post-Employment Compensation Programs — Retirement Benefits.”

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kimberly J. McWaters	158,610	21,287	(12,619)	—	26,533
Eugene S. Putnam, Jr.	56,258	12,671	(6,793)	—	11,626
John C. White	—	—	—	—	—
Kenneth J. Cranston	27,459	6,138	(2,912)	—	5,247
Chad A. Freed	29,733	10,088	(4,223)	—	13,170

(1)	Reflects the amounts deferred for each individual into the non-qualified deferred compensation plan. These amounts are included in the Salary column in the Summary Compensation Table.

(2)	Reflects the Company’s contributions to the individual’s deferred compensation account. These amounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)	Reflects the fully vested and earned compensation as of September 30, 2010.

Potential Payments Upon Termination or Change-in-Control

The tables below show the estimated payments and benefits for each NEO under various scenarios related to a termination of employment. These tables assume that such termination of employment occurred on September 30, 2011. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and may vary from those set forth below. The estimated payments and benefits shown below are in addition to any retirement, welfare and other payments and benefits that are available to employees generally.

Employment Agreement with Kimberly J.McWaters.    On March 7, 2011, we entered into an employment agreement with Ms. McWaters, superseding her previous agreement dated July 10, 2008. Under the terms of the agreement, Ms. McWaters agreed to serve as our Chief Executive Officer for an initial term ending March 7, 2014 and is entitled to receive an annual base salary of $662,465 subject to annual increases at the discretion of the Board of Directors.

	Termination for Cause, Retirement or Resignation	Termination without Cause or for Good Reason		Termination Following Change in Control		Disability		Death
Kimberly J. McWaters
Severance Payments(1)	$—	$1,324,930		$1,324,930		$1,324,930		$1,324,930
Annual Incentive Plan	$—	$334,700	(2)	$543,221	(3)	$334,700	(2)	$334,700	(2)
Benefits(4)	$—	$163,413		$163,413		$163,413		$922,948
Stock Options (unvested and accelerated)(5)	$—	$—		$8,253		$8,253		$8,253
Restricted Stock (unvested and accelerated)(5)	$—	$—		$2,362,961		$2,362,961		$2,362,961
Performance Units(6)	$—	$—		$20,497		$20,497		$20,497
Tax Gross-Up	$—	$—		$—		$—		$—

Total(7)	$—	$1,823,043		$4,423,275		$4,214,754		$4,974,289

(1)	Represents 24 months of base salary at the highest annual base salary during the last 12 months.

(2)	Represents the bonus earned through termination date.

(3)	Represents the target bonus pro-rated to termination date.

(4)	Represents 24 months medical and dental, unused vacation and reasonable outplacement benefits. If separation is the result of death, this amount reflects 24 months of medical and dental benefits for Ms. McWaters’ spouse and her children and life insurance benefits of $800,000.

(5)	Represents the intrinsic value of all unvested stock options and restricted stock awards. The value of the stock options is estimated as of September 30, 2011 using the market value of our common stock on that date less the exercise prices of each option and multiplied by the number of unvested shares underlying each option.

(6)	Represents the payout for all outstanding performance units as of September 30, 2011.

(7)	In the event of a change-in-control of the Company, the total amounts payable may be reduced to the extent necessary so that the amount payable is not subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

If termination of employment results from disability, Ms. McWaters would also be eligible for disability insurance benefits under the Company’s employee benefit plan. In addition to the above, other than termination of employment for cause, retirement or resignation, Ms. McWaters’ children would be eligible for tuition waiver at any Company location or program.

Employment Agreement with Eugene S. Putnam, Jr.    On March 7, 2011, we entered into an employment agreement with Mr. Putnam to serve as our President and Chief Financial Officer, superseding his previous agreement dated July 24, 2008. This agreement provides for an initial term ending March 7, 2014. Mr. Putnam is entitled to receive an annual base salary of $450,000 subject to annual increases at the discretion of the Board of Directors.

	Termination for Cause, Retirement or Resignation	Termination without Cause or for Good Reason		Termination Following Change in Control		Disability		Death
Eugene S. Putnam, Jr.
Severance Payments(1)	$—	$900,000		$900,000		$900,000		$900,000
Annual Incentive Plan	$—	$169,400	(2)	$315,000	(3)	$169,400	(2)	$169,400	(2)
Benefits(4)	$—	$126,057		$126,057		$126,057		$882,130
Stock Options (unvested and accelerated)(5)	$—	$—		$—		$—		$—
Restricted Stock (unvested and accelerated)(5)	$—	$—		$1,216,604		$1,216,604		$1,216,604
Performance Units(6)	$—	$—		$9,228		$9,228		$9,228
Deferred Compensation Plan(7)	$—	$—		$6,105		$6,105		$6,105
Tax Gross-Up	$—	$—		$—		$—		$—

Total(8)	$—	$1,195,457		$2,572,994		$2,427,394		$3,183,467

(1)	Represents 24 months of base salary at the highest annual base salary during the last 12 months.

(2)	Represents the bonus earned through termination date.

(3)	Represents the target bonus pro-rated to termination date.

(4)	Represents 24 months medical and dental, unused vacation and reasonable outplacement benefits. If separation is the result of death, this amount reflects 24 months of medical and dental benefits for Mr. Putnam’s spouse and children and life insurance benefits of $800,000.

(5)	Represents the intrinsic value of all unvested stock options and restricted stock awards. The value of the stock options is estimated as of September 30, 2011 using the market value of our common stock on that date less the exercise price of each option and multiplied by the number of unvested shares underlying each option.

(6)	Represents the payout for all outstanding performance units as of September 30, 2011.

(7)	Represents unvested portion of Company contribution as of September 30, 2011.

(8)	In the event of a change-in-control of the Company, the total amounts payable may be reduced to the extent necessary so that the amount payable is not subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

If termination of employment results from disability, Mr. Putnam would also be eligible for disability insurance benefits under the Company’s employee benefit plan. In addition to the above, other than termination of employment for cause, retirement or resignation, Mr. Putnam’s children would be eligible for tuition waiver at any Company location or program.

Employment Agreement with John C. White.    On March 7, 2011, we entered into an employment agreement with Mr. White, superseding his previous agreement dated July 8, 2008. Under the terms of the employment agreement, Mr. White agreed to serve as Chairman of the Board of Directors for an initial term ending March 7, 2014 and is entitled to receive an annual base salary of $551,655 subject to annual increases at the discretion of the Board of Directors. Our agreement with Mr. White provides that if he is terminated without cause or terminates his employment for good reason, his medical benefits will continue through age 65.

	Termination for Cause, Retirement or Resignation	Termination without Cause or for Good Reason		Termination Following Change in Control		Disability	Death
John C. White
Severance Payments(1)	$—	$1,103,310		$1,103,310		$1,103,310	$1,103,310
Annual Incentive Plan		$224,900	(2)	$364,092	(3)	$—	$—
Benefits(4)	$316,031	$325,631		$325,631		$325,631	$979,233
Stock Options (unvested and accelerated)(5)	$—	$—		$3,297		$3,297	$3,297
Restricted Stock (unvested and accelerated)(5)	$—	$—		$755,468		$755,468	$755,468
Performance Units(6)	$—	$—		$8,198		$8,198	$8,198
Tax Gross-Up	$—	$—		$—		$—	$—

Total(7)	$316,031	$1,653,841		$2,559,996		$2,195,904	$2,849,506

(1)	Represents 24 months of base salary at the highest annual base salary during the last 12 months.

(2)	Represents the bonus earned through termination date.

(3)	Represents the target bonus pro-rated to termination date.

(4)	All termination events require maintenance of health care and executive medical benefits through age 65 and unused vacation. Reasonable outplacement is provided unless terminated for cause, retirement, resignation, or death. If separation is the result of death, this amount reflects maintenance of health care and executive medical through age 65 for Mr. White’s spouse and life insurance benefits of $800,000.

(5)	Represents the intrinsic value of all unvested stock options and restricted stock awards. The value of the stock options is estimated as of September 30, 2011 using the market value of our common stock on that date less the exercise price of each option and multiplied by the number of unvested shares underlying each option.

(6)	Represents the payout for all outstanding performance units as of September 30, 2011.

(7)	In the event of a change-in-control of the Company, the total amounts payable may be reduced to the extent necessary so that the amount payable is not subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

If termination of employment results from disability, Mr. White would also be eligible for disability insurance benefits under the Company’s employee benefit plan.

Employment Agreement with Kenneth J. Cranston.    On or about March 15, 2011, we entered into an employment agreement with Mr. Cranston to serve as our Senior Vice President of Admissions, superseding his previous change-in-control agreement dated June 15, 2010. This agreement provides for an initial term ending in March 2014. Mr. Cranston is entitled to receive an annual base salary of $320,000 subject to annual increases at the discretion of the Chief Executive Officer. In addition, Mr. Cranston is entitled to an annual cash award equal to 55% of his annual salary.

	Termination for Cause, Retirement or Resignation	Termination without Cause or for Good Reason		Termination Following Change in Control		Disability	Death
Kenneth J. Cranston
Severance Payments(1)	$—	$320,000		$320,000
Annual Cash Award	$—	$176,000	(2)	$176,000	(3)	$—	$—
Benefits(4)	$—	$59,997		$59,997		$—	$800,000
Stock Options (unvested and accelerated)(5)	$—	$—		$—		$—	$—
Restricted Stock (unvested and accelerated)(5)	$—	$—		$396,203		$396,203	$396,203
Performance Units(6)	$—	$—		$—		$—	$—
Deferred Compensation Plan(7)	$—	$—		$4,404		$4,404	$4,404
Tax Gross-Up	$—	$—		$—		$—	$—

Total(8)	$—	$555,997		$956,604		$400,607	$1,200,607

(1)	Represents the highest annual base salary during the last 12 months.

(2)	Represents the cash award earned through termination date.

(3)	Represents the target cash award pro-rated to termination date.

(4)	Represents 12 months medical and dental benefits, unused vacation, and reasonable outplacement benefits. If separation is the result of death, this amount reflects life insurance benefits of $800,000.

(5)	Represents the intrinsic value of all unvested stock options and restricted stock awards. The value of the stock options is estimated as of September 30, 2011 using the market value of our common stock on that date less the exercise price of each option and multiplied by the number of unvested shares underlying each option.

(6)	Represents the payout for all outstanding performance units as of September 30, 2011.

(7)	Represents unvested portion of Company contribution as of September 30, 2011.

(8)	In the event of a change-in-control of the Company, the total amounts payable may be reduced to the extent necessary so that the amount payable is not subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

If termination of employment results from disability, Mr. Cranston would also be eligible for disability insurance benefits under the Company’s employee benefit plan.

We have entered into a change-in-control agreement with Mr. Freed. This agreement is designed to facilitate our ability to retain executives in a competitive marketplace that commonly offers such protections. This agreement provides that if Mr. Freed is terminated without cause or terminates employment for good reason within one year of a change-in-control, he will continue to receive salary payments for 12 months after the date of termination and will receive a prorated bonus calculated by multiplying his target bonus percentage by his fiscal year salary earned through the date of termination. Mr. Freed is also entitled to receive 12 months of paid health benefits continuation and outplacement services.

	Termination for Cause, Retirement or Resignation	Termination without Cause or for Good Reason	Termination Following Change in Control	Disability	Death
Chad A. Freed
Severance Payments(1)	$—	$—	$320,000	$—	$—
Annual Incentive Plan(2)	$—	$—	$176,000	$—	$—
Benefits(3)	$—	$—	$59,997	$—	$800,000
Stock Options (unvested and accelerated)(4)	$—	$—	$5,439	$5,439	$5,439
Restricted Stock (unvested and accelerated)(4)	$—	$—	$491,944	$491,944	$491,944
Performance Units(5)	$—	$—	$4,101	$4,101	$4,101
Tax Gross-Up	$—	$—	$—	$—	$—

Total(6)	$—	$—	$1,057,481	$501,484	$1,301,484

(1)	Represents the highest annual base salary during the last 12 months.

(2)	Represents the target bonus through date of termination.

(3)	Represents 12 months of medical and dental benefits, unused vacation, and reasonable outplacement benefits. If separation is the result of death, this amount reflects life insurance benefits of $800,000.

(4)	Represents the intrinsic value of all unvested stock options and restricted stock awards. The value of the stock options is estimated as of September 30, 2011 using the market value of our common stock on that date less the exercise price of each option and multiplied by the number of unvested shares underlying each option.

(5)	Represents the payout for all outstanding performance units as of September 30, 2011.

(6)	In the event of a change-in-control of the Company, the total amounts payable may be reduced to the extent necessary so that the amount payable is not subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

If termination of employment results from disability, Mr. Freed would also be eligible for disability insurance benefits under the Company’s employee benefit plan.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included elsewhere in this Proxy Statement. Based on this review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 and this Proxy Statement.

The Compensation Committee:

Linda J. Srere (Chair)
Conrad A. Conrad A. Richard Caputo, Jr.

PROPOSAL 3

AMENDMENT OF THE 2003 INCENTIVE COMPENSATION PLAN

The 2003 Incentive Compensation Plan (the “2003 Plan”) was adopted by our Board of Directors and approved by holders of the majority voting power of our voting stock and became effective in December 2003. The 2003 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, performance-based awards and cash bonuses. Awards under the 2003 Plan may be granted to employees, directors, consultants and advisors to the Company or any of our subsidiaries. However, only employees (including officers and directors who are also employees) of the Company or any of our subsidiaries may receive incentive stock options under the 2003 Plan. The 2003 Plan is administered by our Compensation Committee.

On January 6, 2012, our Board approved, subject to stockholder approval, amendments to the 2003 Plan. Our Board now recommends that the stockholders approve the following amendments to the 2003 Plan:

•	increase the maximum number of shares of the Company’s common stock issuable under the 2003 Plan by 850,000 shares from 4,430,972 to 5,280,972;

•	clarify the limitations on repricing of options and stock appreciation rights to prohibit the purchase by the Company for cash unless approved by stockholders;

•	expand the limitation on transfers of options and stock appreciation rights to prohibit transfers to third parties for any consideration unless approved by stockholders; and

•	permit the Company to recapture the shares used to satisfy withholding taxes paid on behalf of the participant upon vesting of the award for future use.

Under this proposal, we are asking our stockholders to approve the above the 2003 Incentive Compensation Plan, as amended (the “Amended 2003 Plan”) which includes the above revisions at the annual meeting.

Reasons for Proposed Amendments to the 2003 Plan

Shares currently available under the 2003 Plan are insufficient to meet our current needs based on our historical grant rate and our anticipated hiring and retention needs.    We have not requested an increase in the number of shares issuable under the 2003 Plan since our stockholders had approved the 2003 Plan eight years ago. As of September 30, 2011, we had granted 2,988,571 stock options, of which 1,114,595 were outstanding, 2,471,651 restricted shares, of which 1,120,388 were unvested, and 110,591 performance units (at 100%), of which 75,182 were unvested. These options, shares of restricted stock and performance units were issued as a result of our normal hiring and retention needs as well as changes in our management. As of September 30, 2011, 2,310,165 shares of our common stock were subject to outstanding awards issued under the 2003 Plan, and 722,189 shares remain available for new awards (excluding the number of shares to be added to the plan if the Amended 2003 Plan is approved). The increase in the number of authorized shares under the Amended 2003 Plan is needed to allow our Compensation Committee to administer the Amended 2003 Plan on a long-term basis by having a sufficient number of shares available to continue its long-term compensation strategy.

Stock-based incentive compensation encourages and rewards employee performance while aligning our employees’ interests with those of our stockholders.    We continue to believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. This link is further reinforced by our proposed amendment to clarify subjecting the Company’s purchase of options and stock appreciation rights, or SARs, for cash to stockholder approval. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps to encourage a long-term view. We believe that stock-based compensation encourages and rewards employee performance by increasing the value of their compensation if our stock price performance improves. This results in employees being motivated to increase our share price, even when restricted shares are granted. Vesting requirements further encourage long-term retention, which is beneficial to our growth and success. We need additional shares under the 2003 Plan to ensure that we have the continued ability to use equity compensation to motivate existing high-performing employees, hire additional and qualified employees and align our employees’ interests with those of our stockholders.

Our ability to attract, motivate and retain qualified, high-performing employees could be compromised without an increase in shares available for issuance under the 2003 Plan.    Many of our employees view equity incentives as a key aspect of their compensation. We currently grant shares of restricted stock to new employees, upon the promotion of certain existing employees, and on an annual supplemental basis to certain key existing employees. Based on our historical grant rate, we may not currently have enough shares available for issuance under the 2003 Plan to enable us to make sufficient equity compensation grants through the 2012 fiscal year. As a result, we may lack the ability to attract and retain the best available personnel for positions of substantial responsibility and offer equity compensation that is commensurate with that of our peers and competitors. These equity incentives such as stock options and shares of restricted stock play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

We recognize our responsibility to keep the dilutive impact of the equity incentives we offer within a reasonable range.    Going forward, we intend to continue to responsibly manage issuances of equity incentive awards under the 2003 Plan. The 2003 Plan also contains several features designed to protect stockholders’ interests. For example, the exercise price of outstanding options issued under the 2003 Plan may not be reduced without stockholder approval, and the 2003 Plan does not allow any options to be granted at less than 100% of fair market value. The 2003 Plan also does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. Further, the proposed amendments (i) to clarify the limitations on repricing of options and stock appreciation rights by prohibiting the purchase by the Company for cash unless approved by stockholders and (ii) to expand the limitation on transfers of options and stock appreciation rights by prohibiting transfers to third parties for any consideration unless approved by stockholders both protect stockholders’ interests.

Our Board of Directors recommends that stockholders approve the Amended 2003 Plan. Our Board of Directors believes that approval of the Amended 2003 Plan is essential to preserve our ability to grant equity awards which are critical in attracting and retaining key people and creating incentives for those people to improve stockholder value and to contribute to our growth and financial success. Indeed, as discussed above in the Compensation Discussion and Analysis section of this Proxy Statement, equity awards granted under the 2003 Plan are a principal element of our executive officers’ compensation package.

The following is a brief summary of the 2003 Plan and the material changes made under the Amended 2003 Plan. This summary is qualified in its entirety by reference to the full text of the Amended 2003 Plan, which appears as Appendix A to this Proxy Statement.

General

Purpose:    The purpose of the Amended 2003 Plan is to promote the success and enhance the value of the Company by linking the personal interests of its Board members, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to stockholders of the Company. The Amended 2003 Plan is also intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Shares Available under the Plan:    If the Amended 2003 Plan is approved, the aggregate number of shares of common stock available for awards granted under the Amended 2003 Plan on or after January 6, 2012, will be 5,280,972 shares. No more than 1,000,000 shares, however, with respect to one or more awards, may be granted to any one participant during any fiscal year of the Company.

The limits on shares available under the plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. To the extent that an award terminates, expires, or lapses for any reason, any shares of common stock subject to the award will again be available to the Compensation Committee to grant awards under the Amended 2003 Plan.

Administration:    Our Compensation Committee is currently the administrator of the plan. The Compensation Committee has the exclusive power, authority and discretion to: (i) designate participants to receive awards; (ii) determine the type of awards granted to each participant; (iii) determine the number of Awards granted and the number of shares of common stock to which an award will relate; (iv) except as otherwise provided in the Amended 2003 Plan, determine the terms and conditions of any award granted under the Amended 2003 Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines; provided, however, that the Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards; (v) amend, modify, or terminate any outstanding award, with the participant’s consent unless the Compensation Committee has the authority to amend, modify, or terminate an award without the participant’s consent under any other provision of the Amended 2003 Plan; (vi) determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, common stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered; (vii) prescribe the form of each award agreement, which need not be identical for each participant; (viii) decide all other matters that must be determined in connection with an award; (ix) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Amended 2003 Plan; (x) interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and (xi) make all other decisions and determinations that may be required under the Amended 2003 Plan or as the Compensation Committee deems necessary or advisable to administer the Amended 2003 Plan.

If there is any change in the number of shares of common stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of common stock with respect to which the Compensation Committee may grant awards and the maximum number of shares of common stock which may be granted to any one person in a single calendar year will be appropriately adjusted by the Compensation Committee. If there is any change in the number of shares of common stock outstanding by reason of any other event or transaction, the Compensation Committee may, but need not, make such adjustments in the number and class of shares of common stock with respect to which awards may be granted and the maximum number of shares of common stock which may be granted to any one person in a single calendar year, as the Compensation Committee may deem appropriate.

Subject to any required action by the stockholders of the Company, if there is any increase or decrease in the number of issued shares of stock resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend (but only on the shares of common stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Compensation Committee will proportionally adjust the number of shares of common stock subject to each outstanding award and the exercise price per share of common stock of each such award.

Subject to any required action by the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of common stock receive securities of another corporation), each award outstanding on the date of such merger or consolidation will pertain to and apply to the securities which a holder of the number of shares of common stock subject to such award would have received in such merger or consolidation.

If any other change in the capitalization of the Company or corporate change other than those specifically referred to above, the Compensation Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to awards outstanding on the date on which such change occurs and in the per share exercise price of each award as the Compensation Committee may consider appropriate to prevent dilution or enlargement of rights. Except as expressly provided, no participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of common stock subject to an award or the exercise price of any award.

Other than in connection with a change in the Company’s capital structure (as mentioned above), neither the Compensation Committee nor the Board shall have the authority to reprice any outstanding option or stock appreciation right without the prior approval of the Company’s stockholders. In addition, no outstanding SAR granted under the Plan may be purchased by the Company for cash. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; (iii) canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another option, a restricted stock award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure.

Participation:    Persons eligible to participate in the Amended 2003 Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Compensation Committee. As of September 30, 2011, all ten directors and approximately 2,260 employees, officers and consultants are eligible to participate in the Amended 2003 Plan.

Type of Awards

The Amended 2003 Plan allows for the grant of stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, performance-based awards and cash bonuses. The Compensation Committee may grant these awards separately or in tandem with other awards. The Compensation Committee will also determine the prices, expiration dates and other material conditions governing the exercise of the awards.

Stock Options:    The Amended 2003 Plan allows the Compensation Committee to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees may receive incentive stock option awards. Options must have an exercise price at least equal to fair market value on the date of grant. The Amended 2003 Plan states that, unless otherwise determined by the Compensation Committee, the fair market value of stock as of any date is the closing price for the common stock as reported on the New York Stock Exchange (or any national securities exchange on which the common stock is listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. No incentive stock option may be exercisable more than ten years after the date of its grant. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of common stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of common stock will be delivered or deemed to be delivered to participants.

Stock Appreciation Rights:    The Amended 2003 Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive the excess, if any, of the fair market value of a share of common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of a share of stock on the date of grant.

Performance Awards:    The Amended 2003 Plan allows the Compensation Committee to grant performance shares and performance units to participants on such terms as determined by the Compensation Committee. Performance shares are rights granted to a participant, denominated in shares of common stock, to receive cash, common stock, or other awards, the payment of which is contingent on achieving certain performance goals established by the Compensation Committee. Performance units are similar rights, but are denominated in cash. A grant of performance shares gives the participant rights, valued as determined by the Compensation Committee, and payable to, or exercisable by, the participant to whom the performance shares are granted, in whole or in part, as the Compensation Committee establishes at the grant or thereafter. The Compensation Committee sets performance goals and other terms or conditions to payment of the performance shares and performance units, in its discretion, which, depending on the extent to which they are met, will determine the number and value of performance shares and the performance units that will be paid to the participant. Performance shares and performance units may be payable in cash, common stock, or other property, and have such other terms and conditions as determined by the Compensation Committee and as set forth in the award agreement.

Stock Awards:    The Compensation Committee is authorized to make awards of restricted stock to participants in such amounts and subject to terms and conditions as determined by the Compensation Committee. The restricted stock is subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including limitations on the right to vote and receive dividends). These restrictions may lapse separately or in combination at such times under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter. Except as otherwise determined by the Compensation Committee at the time of the grant of the award or thereafter, upon termination of employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited, provided, however, that the Compensation Committee may provide in any restricted stock award agreement that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Compensation Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.

Stock Unit Awards:    The Amended 2003 Plan authorizes the Committee to make awards of stock units to participants in such amounts and subject to such terms and conditions as determined by the Compensation Committee. A stock unit is a right granted to a participant to receive cash, common stock or other awards. Stock units are subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose. These restrictions may lapse separately or in combination, at such times, under such circumstances, in such installments, or otherwise, as the Compensation Committee determines at the time of the grant of the award or thereafter. Except as otherwise determined by the Compensation Committee at the time of the grant of the award or thereafter, upon termination of employment or service during the applicable restriction period, a stock unit that is at that time is unvested or otherwise subject to restrictions will be forfeited, provided, however, that the Compensation Committee may provide in any award agreement that restrictions or forfeiture conditions relating to stock units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Compensation Committee may in any case waive, in whole or in part, restrictions or forfeiture conditions relating to stock units. The Compensation Committee may determine, in its discretion, the timing of the delivery of any payment for stock units and the form such payment shall take. Delivery may be promptly after vesting or the restrictions with respect to the stock units have lapsed or at such later time, as determined by the Compensation Committee. Payment may be made in cash, common stock, other awards, other property or any combination of the foregoing, as determined by the Compensation Committee, either at the time of grant and memorialized in the award agreement or at any time prior to delivery.

Transferability of Awards

Except as otherwise provided by the Compensation Committee, no award will be assignable or transferable by a participant other than by will or the laws of descent and distribution. In addition, no right or interest of a participant in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such participant to any other party other than the Company or a Subsidiary.

The Amended 2003 Plan expands the 2003 Plan limitations on transfers, by prohibiting the transfer of options and SAR to third parties for any consideration unless approved by shareholders.

Withholding

The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the 2003 Plan. With the Compensation Committee’s consent, a participant may elect to have the Company withhold from the shares of stock that would otherwise be received upon the exercise of any option, a number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

The Amended 2003 Plan further clarifies that any shares of stock withheld by the Company under the Amended 2003 Plan shall not be deemed to have been issued by the Company for any purpose under the Amended 2003 Plan and shall remain available for issuance.

Performance Conditions

One or more of the following business criteria for the Company, on a consolidated basis, and/or for subsidiaries, divisions or for business or geographical units of the Company and/or a Subsidiary shall be used by the Compensation Committee in establishing performance goals for performance-based awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company (as a group, for purposes of this definition, these are referred to as “Profit Measures”); (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) capacity utilization; (15) contract and/or applicant growth; (16) average number of students; (17) number of students enrolled; (18) Profit Measures per training hour; (19) Profit Measures per student (20) Retention/persistence of students; (21) Graduation rates; (22) Course/program length; (23) Reduction on cycle time for funding; (24) Profit Measures per square foot of facility; (25) Number of students per instructor; (26) Revenue for on-line training; (27) Revenue for international training; (28) Revenue for new business; (29) Number of seats available and utilized; (30) Number of training hours provided; (31) Reduction in total salaries per student; (32) Reduction in semi-variable costs; (33) Placement rates; (34) Full time equivalents employed per student; (35) Full time equivalents per training hour provided; (36) Employee retention; (37) Student show rates. Any of the above goals may be determined on an absolute or relative basis or, if applicable, as compared to the performance of a published or special index deemed relevant by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.

Provisions for Foreign Participants

To assure the viability of awards granted to participants employed in foreign countries, the Compensation Committee is authorized to provide for any special terms it considers necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Compensation Committee may approve any supplements to, or amendments, restatements, or alternative versions of the Amended 2003 Plan as it considers necessary or appropriate for such purposes without affecting the terms of the Amended 2003 Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions may increase the number of shares of stock reserved and available for grant under the Amended 2003 Plan.

Amendment and Termination

With the approval of the Board, at any time and from time to time, the Compensation Committee may terminate, amend or modify the Amended 2003 Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain stockholder approval of any Compensation Plan amendment in such a manner and to such a degree as required.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options:    Incentive stock options under the plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

Nonqualified Stock Options:    No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder’s basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

Disallowance of Deductions:    The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation’s stockholders. If our stockholders approve the plan as proposed, this exception may apply to awards granted under the plan to our NEOs depending upon the terms of the awards.

The Board of Directors recommends that you vote “FOR” the approval of the Amended 2003 Incentive Compensation Plan.

OTHER MATTERS

The Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as the Board of Directors may recommend.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as of December 30, 2011 with respect to the beneficial ownership of shares of common stock by:

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors, director nominees and NEOs; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 30, 2011 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of December 30, 2011 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Name	Number	Percent
Directors and Named Executive Officers:
Kimberly J. McWaters(1)	602,611	2.3%
Eugene S. Putnam, Jr.(2)	126,986	*
John C. White(3)	2,734,445	10.3%
Ken Cranston(4)	31,149	*
Chad A. Freed (5)	93,218	*
David A. Blaszkiewicz(6)	6,113	*
Alan E. Cabito	8,103	*
A. Richard Caputo, Jr.	219,135	*
Conrad A. Conrad	13,353	*
Roderick R. Paige(7)	6,804	*
Roger S. Penske	20,353	*
Linda J. Srere	10,353	*
Kenneth R. Trammell(8)	3,872	*
All directors and executive officers as a group (17 persons)(9)	4,040,862	15.3%
5% Holders
BlackRock, Inc.(10)	1,676,595	6.3%
Columbia Wanger Asset Management, L.P.(11)	1,865,000	7.1%
Kornitzer Capital Management, Inc.(12)	1,518,759	5.7%
Royce & Associates, LLC(13)	2,257,029	8.5%
Stadium Capital Management LLC(14)	1,401,317	5.3%
Westwood Management Corp.(15)	1,617,153	6.1%

*	Less than 1%.

(1)	Includes 173,875 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three, four, or five years); 364,357 shares of common stock subject to exercisable options. Ms. McWaters has sole voting and investment power over 601,904 shares and shared voting and investment power over 707 shares. Ms. McWaters is our Chief Executive Officer.

(2)	Includes 89,522 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three, four, or five years); 17,185 shares of common stock subject to exercisable options. Mr. Putnam is our President and Chief Financial Officer.

(3)	Includes 2,464,675 shares of common stock held of record by Whites’ Family Company, LLC; 1,000 shares held of record by John C. White and Cynthia L. White 1989 Family Trust, of which John C. White is a trustee; 55,590 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of four or five years); 180,916 shares of common stock subject to exercisable options; and 950,000 shares currently pledged as security. The White Descendants Trust u/a/d September 10, 1997 is the sole member and manager of Whites’ Family Company, LLC. John C. White is the trustee of the White Descendants Trust u/a/d September 10, 1997. Mr. White has sole voting and investment power over 268,770 shares and shared voting and investment power over 2,465,675 shares. Mr. White is our Chairman of the Board of Directors.

(4)	Includes 27,993 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of four or five years). Mr. Cranston is our Senior Vice President of Admissions.

(5)	Includes 35,449 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three, four, or five years); 53,750 shares of common stock subject to exercisable options. Mr. Freed is our General Counsel, Sr. Vice President Business Development.

(6)	All 6,113 shares of restricted stock are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three years).

(7)	Includes 2,624 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three years).

(8)	All 3,872 shares of restricted stock are forfeitable until vested (restrictions on shares of restricted stock lapse according to specific schedules over a period of three years).

(9)	Includes 2,875,173 shares of common stock; 511,608 shares of restricted stock which are forfeitable until vested (restrictions on the shares of restricted stock lapse according to specific schedules over a period of three, four, or five years); and 654,081 shares of common stock subject to exercisable options.

(10)	Based solely on the information provided in Schedule 13G (Amendment No. 1) filed by BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2010. BlackRock has sole voting and dispositive power with respect to 1,676,595 shares. The business address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(11)	Based solely on the information provided in Schedule 13G (Amendment No. 6) filed by Columbia Wanger Asset Management, LLC (“Columbia”) with the SEC as of December 31, 2010. Columbia reported sole voting and dispositive authority with respect to 1,865,000 shares. The business address for Columbia is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(12)	Based solely on the information provided in Schedule 13G (Amendment No. 1) filed by Kornitzer Capital Management, Inc. (“KCM”) with the SEC as of December 31, 2010. KCM reported sole voting power with respect to 1,518,759 shares, sole dispositive power with respect to 1,481,659 shares and shared dispositive power with respect to 37,100 shares. The business address for KCM is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(13)	Based solely on the information provided in Schedule 13G (Amendment No. 2) filed by Royce & Associates, LLC (“Royce”) with the SEC as of March 31, 2011. Royce has sole voting and dispositive authority with respect to 2,257,029 shares. The business address for Royce is 745 Fifth Avenue, New York, New York 10151.

(14)	Based solely on the information provided in Schedule 13G filed by Stadium Capital Management, LLC (“SCM”), Stadium Capital Partners, L.P., a California limited partnership (“SCP”), Alexander M. Seaver (“Seaver”), Bradley R. Kent (“Kent”) (collectively, the “Filers”) with the SEC as of October 17, 2011. SCM, Seaver, and Kent reported shared voting power with respect to 1,401,317 shares and shared dispositive power with respect to 1,401,317 shares. SCP reported shared voting power with respect to 1,284,302 shares and shared dispositive power with respect to 1,284,302 shares dispositive power. The business address for SCM is 199 Elm Street, New Canaan, CT 06840.

(15)	Based solely on the information provided in Schedule 13G filed by Westwood Management Corp. with the SEC as of December 31, 2010. Westwood Management Corp. reported sole voting power with respect to 1,318,011 shares and shared voting power with respect to 43,512, sole dispositive power with respect to 1,524,253 shares and shared dispositive power with respect to 92,900 shares. The business address for Westwood Management Corp. is 200 Crescent Court, Suite 1200, Dallas, Texas 75201.

Unless otherwise noted, the address of each person named in the table is 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than 10% stockholders to file reports of holdings and transactions in our shares with the SEC. For the fiscal year ended September 30, 2011, to our knowledge and based solely on a review of copies of reports furnished to us, or written representations, we believe that the applicable reporting requirements of Section 16(a) have been satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Transactions with Related Persons

Our Board of Directors adopted a written Related Party Transaction Policy (the “Policy”) pursuant to which all “Interested Transactions” with a “Related Party” are subject to review and approval by the Nominating and Corporate Governance Committee. Ongoing or long-term transactions with a Related Party in existence at the time the Policy was adopted, if any, will also be subject to ratification on at least an annual basis. For purposes of the Policy, an “Interested Transaction” is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships (including any indebtedness or guaranty of indebtedness) in an amount equal to or exceeding $120,000 in any fiscal year in which us, including any of our subsidiaries, was, is or will be a participant and in which any “Related Party” had, has or will have a direct or indirect material interest. Any indirect interest includes an interest held by or through any entity in which any “Related Party” is employed or is a partner or principal; or in a similar position or in which such “Related Party” has a 10% or greater beneficial ownership interest. A “Related Party” includes executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.

In considering whether to approve an Interested Transaction, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: (i) the Related Party’s relationship with us and interest in the transaction; (ii) the material facts of the proposed Interested Transaction, including the proposed value of such transaction, or, in the case of indebtedness, the principal amount that would be involved; (iii) the benefits to us of the Interested Transaction; (iv) an assessment of whether the Interested Transaction is on terms that are comparable to the terms available with an unrelated party; (v) in the case of an existing transaction, the impracticability or cost of securing alternative arrangements and (vi) such other factors as the committee deems relevant.

The Policy provides for standing pre-approval for certain categories of transactions with a Related Party without the need for specific approval by the Nominating and Corporate Governance Committee. These categories are: (i) certain transactions with other companies where the Related Party’s only relationship is as an employee (other than as an executive officer), director or beneficial owner of less than 10% of the company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year; (ii) charitable contributions, grants or endowments by us to charitable organizations, foundations or universities at which a Related Party’s only relationship is as an employee (other than as an officer) or a director or trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year; and (iii) certain other transactions and arrangements which under certain SEC rules are excepted from disclosure as transactions with a Related Party.

Registration Rights Agreement

We are a party to a registration rights agreement with, among others, the following stockholders: (i) JZ Equity Partners PLC and the permitted transferees of The Jordan Company, LLC (collectively, the TJC Stockholders); (ii) Charlesbank Voting Trust, Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., CB Equity Co-investment Fund V, Limited Partnership and Coyote Training Group, LLC (collectively, the Charlesbank Stockholders), (iii) Whites’ Family Company, LLC; and (iv) Robert D. Hartman. The registration rights agreement provides for “piggyback” registration rights with respect to the restricted shares of our common stock held by each of the stockholder parties to this agreement, including Whites’ Family Company, LLC, an entity controlled by John C. White, our Chairman of the Board of Directors. Accordingly, if we propose to register any of our common stock for sale to the public, we are required to give written notice of our intention to do so to each of the stockholders who are a party to this agreement and to use our best efforts to include in the registration statement the number of restricted shares of our common stock beneficially owned and requested to be registered by such stockholders, subject to reduction of such shares under certain circumstances by an underwriter. If a reduction of shares is necessary, stockholders who request to participate in the registration will do so pro rata based on the numbers of shares held by such stockholders on a fully-diluted basis, except that we will have first priority to register shares of our common stock if we initiate the registration for our own account. Pursuant to the registration rights agreement, the “piggyback” right terminates from and after the date on which those stockholders cease to beneficially own at least 1% of our issued and outstanding shares of common stock.

Transactions with Management and Others

Since 1991, we have leased some of our properties from entities controlled by John C. White, the Chairman of our Board of Directors, or entities in which Mr. White’s family members have an interest. A portion of the property comprising the Orlando location is occupied pursuant to a lease with the John C. and Cynthia L. White 1989 Family Trust, with the lease term expiring on August 19, 2022. The annual base lease payments for the first year under this lease totaled approximately $326,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Another portion of the property comprising the Orlando location is occupied pursuant to a lease with Delegates LLC, an entity controlled by the White Family Trust, with the lease term expiring on August 19, 2022. The beneficiaries of the White Family Trust, which is an irrevocable grantor trust, are Mr. White’s children and the trustee of the trust is not related to Mr. White. Annual base lease payments for the first year under this lease totaled approximately $680,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. Additionally, since April 1994, we have leased two of our Phoenix properties under one lease from City Park LLC, a successor in interest of 2844 West Deer Valley LLC and in which the John C. and Cynthia L. White 1989 Family Trust holds a 25% interest. This lease expires on February 28, 2015, and the annual base lease payments for the first year under this lease, as amended, totaled approximately $463,000, with annual adjustments based on the higher of (i) an amount equal to 4% of the total annual rent for the immediately preceding year or (ii) the percentage of increase in the Consumer Price Index. The table below sets forth the total payments that the Company made in fiscal 2009, 2010 and 2011 under these leases:

	City Park LLC	John C. and Cynthia L. White 1989 Family Trust	Delegates LLC
Fiscal 2009	$599,531	$634,904	$1,028,951
Fiscal 2010	$614,204	$653,096	$1,056,554
Fiscal 2011	$651,908	$677,325	$1,098,749

We believe that the rental rates under these leases approximated fair market rental value of the properties at the time the lease agreements were negotiated.

Chris McWaters, the husband of our Chief Executive Officer, Kimberly J. McWaters, worked for us as our Director of Manufacturer Specific Advanced Training Admissions and Employment and had been employed by us for over 18 years until June of 2011, at which time we entered into a severance agreement with him on terms consistent with the Universal Technical Institute, Inc. Severance Plan. Mr. McWaters’ compensation in fiscal 2011, including the severance payment awarded to him, totaled approximately $159,518.

John Murphy, the brother of our Chief Executive Officer, Kimberly J. McWaters, works for us as our Field National Training Director and has been employed by us for over ten years. Mr. Murphy’s compensation in fiscal 2011 totaled approximately $188,755. He is eligible to receive benefits that are provided to all of our employees generally, including equity incentive awards under our 2003 Incentive Compensation Plan.

SUBMISSION OF STOCKHOLDER PROPOSALS

From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the SEC. We intend to hold our year 2013 annual meeting during February 2013. We must receive proposals for our 2013 annual meeting no later than September 15, 2012 for possible inclusion in our proxy materials, or between October 25, 2012 and November 24, 2012, for possible consideration at the meeting. Stockholders should direct any communications, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.

ANNUAL REPORT

Our 2011 annual report to stockholders has been made available to stockholders concurrently with this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.

Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our annual report on Form 10-K for the year ended September 30, 2011 as filed with the SEC. Any exhibits listed in the annual report on Form 10-K also will be furnished upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and the Proxy Statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing our Corporate Secretary at Universal Technical Institute, Inc., 16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85254, telephone (623) 445-9500.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 22, 2012

This Proxy Statement and 2011 annual report to stockholders are available at http://bnymellon.mobular.net/bnymellon/uti.

Scottsdale, Arizona

Dated: January 10, 2012

Appendix A

Universal Technical Institute, Inc.

2003 Incentive Compensation Plan, as amended

ARTICLE 1

PURPOSE

1.1 GENERAL.    The purpose of the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (the “Plan”) is to promote the success and enhance the value of Universal Technical Institute, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to shareholders of the Company. The Plan is also intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE.    The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). The Plan must be approved by the Company’s shareholders within 12 months after the Effective Date. The Plan will be considered approved by the Company’s shareholders if it receives the affirmative vote of the holders of a majority of the shares of Company’s stock present or represented and entitled to vote at a meeting duly held in accordance with the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s shareholders. If the Company’s shareholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase will be given the meaning in this Section or in Sections 1.1 or 2.1 unless otherwise indicated. The following words and phrases will have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance-Based Award, or IPO Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) any of the following: (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a finding by a majority of the Board of Directors of Participant’s fraud, embezzlement or conversion of the Company’s property; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances; (iv) an administrative or judicial determination that Participant committed fraud or any other violation of law involving federal, state or local government funds; (v) a finding by a majority of the Board of Directors of Participant’s knowing breach of any of Participant’s fiduciary duties to the Company or the Company’s stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; (vi) Participant’s alcohol or substance abuse, which materially interferes with Participant’s ability to discharge the duties, responsibilities and obligations to or for the Company; provided, that Participant has been given notice and 30 days from such notice fails to cure such abuse; and (vii) Participant’s personal (as opposed to the Company’s) material and knowing failure, to observe or comply with applicable laws whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company’s ongoing business, operations, conditions, other business relationship or properties.

Any rights the Company or any of its Subsidiaries has to determine the existence of events giving rise to Cause are in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, after a Participant’s termination of employment or services, the Company discovers that the Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services will, in the Board’s sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person or group of related persons under Section 13(d) of the Exchange Act (“Group”); (ii) the Company’s shareholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; or (v) the completion of a merger or consolidation of the Company with another entity in which holders of the Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation in the transaction. Notwithstanding the foregoing, in no event will a Change of Control be deemed to have occurred as a result of an initial public offering of the Stock.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” means (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the Participant or in the Participant’s Award Agreement) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company or Subsidiary, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder, which in the Committee’s sole judgment is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures established by the Committee. Unless otherwise determined by the

Committee the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of IPO Awards and Awards effective as of the effective date of the Company’s initial public offering, fair market value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

(l) “Good Reason” means when used with reference to a voluntary termination by Participant of Participant’s employment or service with the Company, shall mean (i) a material reduction in Participant’s authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company’s senior executives on a substantially equal or proportionate basis), or (ii) a requirement that Participant relocate greater than 50 miles from Participant’s primary work location.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “IPO Award” means the Option granted to each eligible Participant pursuant to Article 12.

(o) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.

(p) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(q) “Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” means a person who, as a Board member, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

(s) “Performance-Based Awards” means Awards subject to the terms and conditions of Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. To the extent that the Committee desires to have an Award granted under any provision of the Plan to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award shall comply with the terms of Article 11.

(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, divisions or for business or geographical units of the Company and/or a Subsidiary shall be used by the Committee in establishing Performance Goals for Performance-Based Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company (as a group, for purposes of this definition, these are referred to as “Profit Measures”); (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) capacity utilization; (15) contract and/or applicant growth; (16) average number of students; (17) number of students enrolled; (18) Profit Measures per training hour; (19) Profit Measures per student (20) Retention/persistence of students; (21) Graduation rates; (22) Course/program length; (23) Reduction on cycle time for funding; (24) Profit Measures per square foot of facility; (25) Number of students per instructor; (26) Revenue for on-line training; (27) Revenue for international training; (28) Revenue for new business; (29) Number of seats available and utilized; (30) Number of training hours provided; (31) Reduction in total salaries per student; (32) Reduction in semi-variable costs; (33) Placement rates; (34) Full time equivalents employed per student; (35) Full time equivalents per training hour provided; (36) Employee retention; (37) Student show rates. Any of the above goals may be determined on an absolute or relative basis or, if applicable, as compared to the performance of a published or special index deemed relevant by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.

(u) “Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the Performance Goals being “substantially uncertain” at the time such Performance Goals are set. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the Performance Goals it determines to use for a Performance Period for a Participant. The Committee shall adjust either the Performance Goals or the actual results to exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles or (iv) in response to, or in anticipation of, changes in applicable laws or regulations affecting the Company or the Performance Goal.

(v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w) “Performance Share” means a right granted to a Participant under Article 9 and denominated in shares of Stock, to receive cash, Stock, or other Awards, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

(x) “Performance Unit” means a right granted to a Participant under Article 9 and denominated in cash, to receive cash, Stock, other Awards or other property, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

(y) “Plan” means the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan, as amended.

(z) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(aa) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

(bb) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive cash, Stock, or other Awards, all as determined pursuant to Article 8.

(cc) “Stock Unit” means a right granted to a Participant under Article 10 to receive cash, Stock, or other Awards, pursuant to the terms of Article 10.2.

(dd) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE.    The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.

4.2 ACTION BY THE COMMITTEE.    A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

4.3 AUTHORITY OF COMMITTEE.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type of Awards granted to each Participant;

(c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;

(d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DECISIONS BINDING.    The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES.    Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 5,280,972.

5.2 LAPSED AWARDS.    To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan.

5.3 STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON NUMBER OF SHARES AND CASH SUBJECT TO AWARDS.    Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 1,000,000. For Performance-Based Awards that are payable in cash, the maximum amount payable to any one Participant for any fiscal year of the Company equals the product of 1,000,000 and the Fair Market Value of the Stock as of the first day of the Company’s fiscal year.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY

(a) GENERAL.    Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

(b) FOREIGN PARTICIPANTS.    To assure the viability of Awards granted to Participants employed in foreign countries, the Committee is authorized to provide for any special terms it considers necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve any supplements to, or amendments, restatements, or alternative versions of the Plan as it considers necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions may increase the share limitations contained in Section 5.1 of the Plan.

6.2 ACTUAL PARTICIPATION.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the Option’s exercise price per share of Stock may not be less than the Fair Market Value per share of Stock on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE.    The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

(c) PAYMENT.    The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants

(d) EVIDENCE OF GRANT.    All Options will be evidenced by a written Award Agreement, which Agreement will include such provisions as determined by the Committee.

7.2 INCENTIVE STOCK OPTIONS.    Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE.    The per share exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE.    No Incentive Stock Option may be exercisable for more than ten years after the date of its grant.

(c) LAPSE OF OPTION.    An Incentive Stock Option will lapse under the following circumstances.

(1) Incentive Stock Option will lapse ten years from the date it is granted, unless it lapses earlier under the Award Agreement.

(2) Unless otherwise provided in the Award Agreement, an Incentive Stock Option will lapse upon a Participant’s termination of employment for Cause or for any other reason (other than the death or Disability).

(3) If the Participant terminates employment because of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option will lapse, unless it is sooner exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had remain employed; or (ii) 12 months after the date of the Participant’s termination of employment because of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Option exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS.    An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS.    No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE.    An Incentive Stock Option may be exercised only by the Participant during his or her lifetime.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARs.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.    Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the SAR as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) OTHER TERMS.    All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement.

ARTICLE 9

PERFORMANCE AWARDS

9.1 GRANT OF PERFORMANCE SHARES AND UNITS.    The Committee is authorized to grant Performance Shares and Performance Units to Participants on such terms and conditions as determined by the Committee. The Committee has the discretion to determine the number of Performance Shares and /or Performance Units granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement. A Performance Share Award shall list in the Award Agreement the maximum number of shares of Stock subject to the Award. A Performance Unit Award shall list in the Award Agreement the maximum amount of cash subject to the Award and each Performance Unit shall equal a maximum payment of one U.S. Dollar.

9.2 RIGHT TO PAYMENT.    A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establishes at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares and Performance Units, in its discretion, which, depending on the extent to which they are met, will determine the number and value of Performance Shares and the Performance Units that will be paid to the Participant.

9.3 OTHER TERMS.    Performance Shares and Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.

9.4 CASH BONUSES.    The Committee is authorized to grant cash bonuses to Participants on such terms and conditions as determined by the Committee subject to the terms of the Plan. The purpose of granting cash bonuses under the Plan is to qualify such cash bonuses as “performance-based compensation” under Section 162(m) of the Code pursuant to Article 11 below.

ARTICLE 10

STOCK AWARDS

10.1 RESTRICTED STOCK AWARDS

(a) GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

(b) ISSUANCE AND RESTRICTIONS.    Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c) FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(d) CERTIFICATES FOR RESTRICTED STOCK.    Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

10.2 STOCK UNIT AWARDS

(a) GRANT OF STOCK UNITS.    The Committee is authorized to make Awards of Stock Units to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

(b) ISSUANCE AND RESTRICTIONS.    Stock Units will be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination, at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c) FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, a Stock Unit that is at that time is unvested or otherwise subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in any case waive, in whole or in part, restrictions or forfeiture conditions relating to Stock Units.

(d) DELIVERY AND PAYMENT.    The Committee may determine, in its discretion, the timing of the delivery of any payment for Stock Units and the form such payment shall take. Delivery may be promptly after vesting or the restrictions with respect to the Stock Units have lapsed or at such later time, as determined by the Committee. Payment may be made in cash, Stock, other Awards, other property or any combination of the foregoing, as determined by the Committee, either at the time of grant and memorialized in the Award Agreement or at any time prior to delivery.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1 PURPOSE.    The purpose of this Article 11 is to provide the Committee the ability to qualify Awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award, the provisions of this Article 11 will control notwithstanding any contrary provision in the Plan.

11.2 APPLICABILITY.    This Article 11 will apply only to those employees selected by the Committee to receive Performance-Based Awards who, the Committee believes, are, or are likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, Covered Employees. The Committee may, in its discretion, grant Awards to employees who are or may become Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee or any other employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, the designation of a Covered Employee or other employee as a Participant for a particular Performance Period will not require designation of such Covered Employee or other employee as a Participant in any subsequent Performance Period and designation of one Covered Employee or other employee as a Participant will not require designation of any other Covered Employees or other employees as Participants in such period or in any other Performance Period.

11.3 GRANT OF PERFORMANCE-BASED AWARDS.    Subject to the requirements of Section 162(m) of the Code, the Committee is authorized to grant to Participants Awards that also qualify as Performance-Based Awards in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the applicable Award Agreements. The Award Agreement for each Performance-Based Award shall state the Performance Goals to be achieved, the length of the Performance Period and all other material terms necessary to comply with Section 162(m) of the Code.

11.4 PAYMENT OF PERFORMANCE AWARDS.    A Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual payment of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

ARTICLE 12

IPO AWARDS

12.1 IPO AWARDS.    IPO Awards will be awarded to Participants selected by the Committee and will be subject to the following terms and conditions:

(a) EFFECTIVE DATE OF AWARDS.    The effective date of the IPO Awards will be the date of the Company’s initial public offering of Stock.

(b) EXERCISE PRICE FOR AWARDS.    Notwithstanding anything in the Plan to the contrary, the exercise price per share of Stock under the IPO Awards will be the price at which the Company’s Stock is offered to the public in its initial public offering of Stock (“IPO Price”).

(c) AMOUNT OF THE IPO AWARDS.    Each Participant selected to receive an IPO Award and who became an employee by the Company on or after October 21, 2001, will be entitled to receive an Option to purchase 50 shares of Stock. Each Participant selected to receive an IPO Award and who became an employee by the Company before October 21, 2001, will be entitled to receive an Option to purchase 100 shares of Stock. Such Option will be designated as a Non-Qualified Stock Option.

(d) TIME AND CONDITIONS OF EXERCISE.    The IPO Awards will become fully exercisable on the first anniversary of the date of grant. Unless otherwise provided in the Award Agreement, the IPO Award will lapse upon a Participant’s termination of employment or service with the Company or a Subsidiary for any reason, and will include such other provisions as may be specified by the Committee.

(e) PAYMENT.    The Committee will determine the methods by which the exercise price of the IPO Awards may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(f) EVIDENCE OF GRANT.    All IPO Awards will be evidenced by an Award Agreement.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1 STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2 EXCHANGE PROVISIONS.    Subject to Section 16.14 and the other terms set forth herein, the Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

13.3 TERM OF AWARD.    The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

13.4 FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.5 LIMITS ON TRANSFER.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution. Notwithstanding the foregoing, no Participant may transfer any Option or SAR awarded to such Participant under the Plan to third parties for consideration without the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s stock present or represented and entitled to vote at a meeting held in accordance with the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting.

13.6 BENEFICIARIES.    Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.

A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.7 STOCK CERTIFICATES.    Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

13.8 ACCELERATION UPON A CHANGE OF CONTROL.    If a Change of Control occurs and, within one year after the Change of Control, a Participant’s employment or service with the Company is terminated without Cause or, a Participant terminates employment or services with the Company for Good Reason, all outstanding Options, Stock Appreciation Rights, and other Awards will become fully exercisable and all restrictions on outstanding Awards will lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options will be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and will give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, will determine.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1 GENERAL

(a) SHARES AVAILABLE FOR GRANT AND LIMITS.    If there is any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4 will be appropriately adjusted by the Committee. If there is any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4, as the Committee may deem appropriate.

(b) OUTSTANDING AWARDS — INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.    Subject to any required action by the shareholders of the Company, if there is any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee will proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c) OUTSTANDING AWARDS — CERTAIN MERGERS.    Subject to any required action by the shareholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation will pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d) OUTSTANDING AWARDS — OTHER CHANGES.    If any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(e) NO OTHER RIGHTS.    Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION, AND TERMINATION.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

15.2 AWARDS PREVIOUSLY GRANTED.    Except as otherwise provided in the Plan, including without limitation, the provisions of Article 14, no termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 16

GENERAL PROVISIONS

16.1 NO RIGHTS TO AWARDS.    No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

16.2 NO STOCKHOLDERS RIGHTS.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 WITHHOLDING.    The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations. Any shares of Stock withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance hereunder.

16.4 NO RIGHT TO EMPLOYMENT OR SERVICES.    Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 INDEMNIFICATION.    To the extent allowable under applicable law, each member of the Committee or the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

16.8 EXPENSES.    The Company and its Subsidiaries will pay the expenses of administering the Plan.

16.9 TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.

16.10 FRACTIONAL SHARES.    No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

16.11 SECURITIES LAW COMPLIANCE.    With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12 GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 GOVERNING LAW.    The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Arizona.

16.14 NO AUTHORITY TO REPRICE.    Other than in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan), neither the Committee nor the Board shall have the authority to reprice any outstanding Option or SAR without the prior approval of the Company’s shareholders. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or the grant price of a SAR after it is granted; (ii) repurchasing an Option or SAR for cash; (iii) any other action that is treated as a repricing under generally accepted accounting principles; or (iv) canceling an Option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another Option or SAR, a Restricted Stock Award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET

http://www.proxyvoting.com/uti

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call and then follow the instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

14616	Fulfillment 14657

‚  FOLD AND DETACH HERE  ‚

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.
	Please mark your votes as indicated in this example	☒

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of Directors				The Board of Directors Recommends a Vote FOR Item 2.
	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Roger S. Penske	☐	☐	☐	2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the year-ended September 30, 2012.	☐	☐	☐

1.2 John C. White	☐	☐	☐	The Board of Directors Recommends a Vote FOR Item 3.
1.3 Linda J. Srere	☐	☐	☐			FOR	AGAINST	ABSTAIN

				3.	Approval of Amendments to the Universal Technical Institute, Inc.’s 2003 Incentive Compensation Plan.	☐	☐	☐

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Mark Here for	☐
Address Change
or Comments
SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Universal Technical Institute, Inc. account online.

Access your Universal Technical Institute, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Universal Technical Institute, Inc., now makes it easy and convenient to get current information on your shareholder account.

— View account status	— View payment history for dividends

— View certificate history	— Make address changes

— View book-entry information	— Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Notice and Proxy Statement and Annual Report are available at: http://www.proxyvoting.com/uti

‚  FOLD AND DETACH HERE  ‚

PROXY

UNIVERSAL TECHNICAL INSTITUTE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 22, 2012

The undersigned appoints John C. White and Kimberly J. McWaters, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of UNIVERSAL TECHNICAL INSTITUTE, INC. (“UTI”), to be held on February 22, 2012, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of UTI held of record by the undersigned on December 30, 2011.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL NOMINEES AND PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	14616	Fulfillment 14657